Exhibit 2.6

EXECUTION VERSION

stock purchase AGREEMENT

by and among

AVB, Inc.,

Goode Seed Holdings, LLC,

Goode Seed Co-Invest, LLC,

GLENN DAHL, TRUSTEE OF THE GLENN DAHL FAMILY TRUST,
U/A/D NOVEMBER 28, 2012,

DAVID J. DAHL, TRUSTEE OF THE DAVID DAHL FAMILY TRUST,
U/A/D MAY 1, 2012,

SHOBI L. DAHL, TRUSTEE OF THE SHOBI L. DAHL FAMILY TRUST,
U/A/D DECEMBER 16, 2011,

FLOWERS BAKERIES, LLC,

Flowers Foods, Inc.,

and

Goode Seed Holdings, LLC, as Shareholders’ Representative

Dated as of AUGUST 12, 2015

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Section 3.18	Environmental Matters	32

Section 3.19	Related Party Transactions	33

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBITS

Exhibit A	–	Form of Escrow Agreement
Exhibit B	–	Form of Optionholder Pay-Off Agreement
Exhibit C	–	Seller Notice Information

SCHEDULES*

Schedule 1.1(a)	–	Closing Debt
Schedule 1.1(b)	–	Sample Calculation of Closing Net Working Capital Amount
Schedule 1.1(c)	–	Company Transaction Expenses Tax Benefit
Schedule 1.1(d)	–	Identified Capital Expenditures
Schedule 2.1	–	Shares
Schedule 2.4(a)	–	Specified Accounting Principles
Schedule 6.2(a)	–	Conduct of the Company
Schedule 6.2(b)	–	Limitations on Conduct of the Company
Schedule 9.3	–	Certain Closing Conditions

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Flowers Foods, Inc. undertakes to furnish supplementally copies of any such omitted schedule upon request by the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 12, 2015 (the “Effective Date”) by and among AVB, Inc., an Oregon corporation (the “Company”), Goode Seed Holdings, LLC, a Delaware limited liability company (“GSH”), Goode Seed Co-Invest, LLC, a Delaware limited liability company (“GSC”), Glenn Dahl, Trustee of the Glenn Dahl Family Trust, U/A/D November 28, 2012 (“GDT”), David J. Dahl, Trustee of the David Dahl Family Trust, U/A/D May 1, 2012 (“DDT”), Shobi L. Dahl, Trustee of the Shobi L. Dahl Family Trust, U/A/D December 16, 2011 (“SDT”, and together with GDT, DDT, GSH and GSC, the “Sellers”), Flowers Bakeries, LLC, a Georgia limited liability company (“Buyer”), Flowers Foods, Inc., a Georgia corporation (“Guarantor”), and GSH, as the Shareholders’ Representative.

RECITALS

WHEREAS, the Sellers collectively own all of the issued and outstanding capital stock (the “Shares”) of the Company;

WHEREAS, Buyer desires to purchase from each Seller, and each Seller desires to sell to Buyer, 100% of the Shares owned by such Seller, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company and the Sellers have approved this Agreement and the consummation of the transactions contemplated hereby in accordance with the Company Organizational Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal relating to (a) the sale, license, disposition or acquisition of all or substantially all of the assets of the Company, taken as a whole, (b) the issuance, disposition or acquisition of (i) shares of capital stock or other equity securities of the Company (other than the exercise of stock options in existence as of the Effective Date), (ii) any subscription, option, call, warrant, preemptive right, right of first refusal or any other right (whether or not exercisable) to

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

acquire shares of capital stock or other equity securities of the Company, or (iii) securities, instruments or obligations that are or may become convertible into or exchangeable for shares of capital stock or other equity securities of the Company, or (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

“Act” means the Oregon Business Corporation Act.

“Action” means any claim, action, suit or proceeding, arbitral action, criminal prosecution or other governmental investigation.

“Affiliate” means, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Portland, Oregon or New York, New York are authorized or required by Law to be closed for business.

“Cash” means cash and Cash Equivalents determined in accordance with GAAP on a consolidated basis, using the Specified Accounting Principles.

“Cash Equivalents” means investment securities with original maturities of ninety (90) days or less and credit card receivables incurred in the ordinary course of business consistent with past practice.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.).

“Closing Cash” means the aggregate amount of all Cash of the Company as of the close of business on the day immediately preceding the Closing Date.

“Closing Date Payment Schedule” means a schedule, prepared by the Company, setting forth as of the close of business on the day immediately preceding the Closing Date, (a) the calculation of the Closing Date Purchase Price pursuant to Section 2.1; (b) to the extent applicable for each Seller:  (i) such Seller’s name and wire transfer instructions and (ii) the number and type of Shares held by such Seller; and (c) the portion of the Closing Date Payment to be paid to each Seller.

“Closing Debt” means the aggregate principal amount of, and accrued interest on, the Debt of the Company as of the close of business on the day immediately preceding the Closing Date set forth on Schedule 1.1(a).

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Closing Net Working Capital Amount” means, except as provided in Section 2.3(f), (a) the aggregate dollar amount of all assets properly characterized as current assets of the Company and that are of a type listed on Schedule 1.1(b) attached hereto (excluding, for the avoidance of doubt, Cash, all income Tax accounts, all interest accounts, and prepaid Company Transaction Expenses), minus (b) the aggregate dollar amount of all liabilities properly characterized as current liabilities of the Company and that are of a type listed on Schedule 1.1(b) attached hereto (excluding, for the avoidance of doubt, income Tax accounts, all interest accounts, Closing Debt and Unpaid Company Transaction Expenses), in the case of each of clause (a) and clause (b), as of the close of business on the day immediately preceding the Closing Date and calculated in accordance with GAAP using the Specified Accounting Principles. Schedule 1.1(b) attached hereto sets forth the Closing Net Working Capital Amount and the Closing Net Working Capital Adjustment Amount as if the Closing occurred on the Business Day immediately following the Balance Sheet Date.

“Closing Net Working Capital Adjustment Amount” means an amount equal to: the Closing Net Working Capital Amount minus (a) $13,000,000 if the Closing Net Working Capital Amount is greater than $13,000,000 or (b) $10,100,000 if the Closing Net Working Capital Amount is less than $10,100,000, it being understood that the “Closing Net Working Capital Adjustment Amount” means $0 if the Closing Net Working Capital Amount is between $10,100,000 and $13,000,000.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Employee” means each employee of the Company immediately before the Effective Date.

“Company Licensed IP” means all Intellectual Property licensed to the Company, other than COTS Software.

“Company Owned IP” means all Intellectual Property owned by, registered to, or purportedly owned by or registered to the Company.

“Company Registered IP” means all Company Owned IP that constitutes Registered Intellectual Property.

“Company Transaction Expenses” means (a) the fees and disbursements payable to legal counsel, accountants or other advisors of the Company that are payable by the Company in connection with the transactions contemplated by this Agreement; (b) any amounts payable to any current or former employees, officers or directors of the Company as a result of the transactions contemplated by this Agreement pursuant to (i) agreements in existence as of the date hereof, (ii) bonuses set forth on Section 3.16(a) of the Company Disclosure Schedule, but specifically excluding the Special Employee Bonuses which are payable pursuant to Section 2.1(i) and Section 2.3(f), (iii) the Optionholder Pay-off Agreements, and (iv) any withholding and payroll taxes associated with (i), (ii) or (iii) herein; (c) all other miscellaneous expenses or costs, in each case, incurred by the Company in connection with the transactions contemplated by this Agreement; (d) the total costs for the R&W Insurance (including all

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

underwriting costs and binding fees) in an aggregate amount not to exceed $880,000; and (e) the premium for directors’ and officers’ insurance for the Company’s directors and officers obtained pursuant to Section 6.8 in each case to the extent not paid by Company as of the Closing Date; provided, however, that the foregoing clauses (a) and (b) shall not include any fees, expense or disbursements incurred by Buyer, or by the Company which are on behalf of Buyer, including without limitation, the advisory fee payable to Deutsche Bank Securities, Inc. and the fees and expenses of Buyer’s attorneys, accountants and other advisors.

“Company Transaction Expenses Tax Benefit” means the sum of the (1) estimated Tax refunds that will be received by Buyer, any Affiliate of Buyer, the Company or any affiliated group of which any of them is a member with respect to any Pre-Closing Tax Period, and (2) 50% of the estimated reduction in liability for Taxes of Buyer, any Affiliate of Buyer, the Company or any affiliated group of which any of them is a member with respect to any Tax period or portion thereof ending after the Closing Date, in either case resulting directly or indirectly from (including by way of a net operating loss carryback or carryover) a Company Transaction Expense or payment of the Special Employee Bonuses, in each case as set forth on Schedule 1.1(c).

“Confidentiality Agreement” means the letter agreement between the Company and Buyer dated April 2, 2015.

“Contract” means any legally binding contract, agreement, license, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage or other arrangement or commitment, whether written or oral.

“COTS Software” means commercially available software non-exclusively licensed on standard terms for an annual cost of less than $100,000.

“Debt” means both the current and long-term portions of any amount owed (including unpaid interest thereon), without duplication and without regard to whether matured or unmatured, absolute or contingent, (a) in respect of borrowed money, (b) in respect of obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) in respect of obligations to pay the deferred purchase price of assets or services excluding (i) any trade accounts payables arising in the ordinary course of business consistent with past practice and accrued expenses incurred and properly recorded on the Financial Statements, and (ii) the Identified Capital Expenditures; (d) capitalized lease obligations (determined under GAAP); (e) in respect of obligations to reimburse or prepay any Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument in support of Debt; (f) in respect of obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement, but excluding any obligation to repurchase unsold products in the ordinary course of business consistent with past practice); and (g) guarantees of obligations of the type described in clauses (a) through (g); provided, however, that notwithstanding the foregoing, Debt shall not be deemed to include any accounts payable incurred in the ordinary course of business consistent with past practice or any obligations under undrawn letters of credit.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar rights), defect of title or other similar encumbrance.

“Environmental Law” means any and all Laws issued or promulgated by any Governmental Authority, relating to pollution (or the cleanup thereof) or the protection of human health, including worker health, the environment, preservation or reclamation of natural resources, or to the management or Release of Hazardous Materials, including CERCLA, the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. § 2601 et seq.), the United States Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the United States Safe Drinking Water Act of 1974 (42 U.S.C. § 300f et seq.), the United States Hazardous Materials Transportation Act (49 U.S.C. § 180 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) and any similar Law, and all amendments thereto or regulations promulgated thereunder effective as of the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is a member of a “controlled group of corporations” with or otherwise required to be aggregated with the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code.

“Escrow Fund” means the Working Capital Escrow Fund and the Indemnity Escrow Fund.

“Estimated Adjustment Amount” means (a) Estimated Closing Cash, plus (b) Estimated Identified Capital Expenditures, less (c) the Estimated Closing Debt, less (d) the Estimated Unpaid Company Transaction Expenses, in each case as finally estimated in accordance with Section 2.4(a).

“FDA” means the Food and Drug Administration.

“Final Adjustment Amount” means (a) the Closing Net Working Capital Adjustment Amount, plus (b) Closing Cash, plus (c) Identified Capital Expenditures, less (d) Closing Debt, less (d) Unpaid Company Transaction Expenses, in each case as finally determined in accordance with Section 2.4(c).

“Fundamental Representations” means Section 3.1 (Authority), Section 3.2 (Organization; Subsidiaries), Section 3.3 (Capitalization), the second sentence of Section 3.13(a), Section 3.20 (Brokers), Section 4.1 (Authority), Section 4.2 (Organization) and Section 4.5 (Ownership).

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“GAAP” means generally accepted accounting principles in the United States as of the date of this Agreement.

“Governmental Authority” means any national, sovereign, federal, state, local or foreign government or any political subdivision thereof, any governmental entity, commission, board, agency or instrumentality, any court, tribunal or judicial body or other governmental entity, instrumentality or official exercising executive, legislative, judicial, regulatory or administrative functions of government whether domestic or foreign.

“Governmental Order” means any order, judgment, injunction, award, ruling, charge, writ or decree issued, promulgated or entered by any Governmental Authority.

“Hazardous Material” means any material or substance that the use, generation, transportation, storage, treatment, disposal, Release of, or exposure to is prohibited or regulated by any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

“Identified Capital Expenditures” means the capital expenditures paid by the Company as of the Closing Date associated with the Milwaukie facility’s installation of a Divider, Molder and Auto-Enrober including those amounts set forth on Schedule 1.1(d); provided, however, if after the Effective Date, the Company believes that amounts paid prior to Closing are reasonably likely to exceed the amounts set forth on Schedule 1.1(d), then the Company shall provide an updated Schedule 1.1(d), and to the extent permitted by Law, consult with the Buyer as to the anticipated increases, with such increases not to exceed $2,500,000.

“Income Tax” means any federal, state, local or non-U.S. income Tax measured by or imposed on net income, including any interest, penalty, or addition thereto.

“Income Tax Return” means any Tax Return relating to Income Tax.

“Indemnity Escrow Fund” means an amount equal to $1,375,000 to be held for the purpose of securing the obligations of the Sellers in Article XII.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) industrial designs, industrial design registrations, patents (including all reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other indicia of ownership of an invention, discovery or improvement issued by an Governmental Authority; (b) copyrights, whether in published or unpublished works of authorship and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights or other similar rights recognized in a work of authorship by a Governmental Authority; (c) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing; (d) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information that is not generally known or readily ascertainable and all rights therein (“Trade Secrets”); (e) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation; (f) Internet domain name registrations and social media addresses and accounts; (g) recipes and formulas; and (h) any and all other intellectual or industrial property rights recognized by any Governmental Authority under the Laws of any country throughout the world.

“IRS” means the United States Internal Revenue Service, and any successor agency thereto.

“Knowledge of the Company” and any other phrases of similar import means, with respect to any matter in question relating to the Company, means the actual knowledge, after reasonable inquiry, of John Tucker, John Wells, Greg Intlekofer and Martin Nash.

“Law” means any common law or federal, state, county, local or foreign statute, law, ordinance, Governmental Order or regulation or code of any Governmental Authority of competent jurisdiction.

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

“Loss” means any Liability, claim, judgment, damage, award, loss, penalty, fine, cost, Tax, settlement, or obligation, including court costs and reasonable attorneys’ fees and expenses, but excluding any special, indirect, consequential, exemplary or punitive damages, and any damages associated with any lost profits or lost opportunities (including loss of future revenue, income or profits, diminution of value or loss of business reputation).  The parties acknowledge and agree that “Losses” will be calculated without application of any multiple of revenue or earnings to any of the foregoing items that would otherwise constitute a “Loss”.

“Material Adverse Effect” means any change or effect that is, or would reasonably be expected to be, materially adverse to the business, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and no change or effect arising from or attributable or relating to any of the following shall be taken into account in determining whether there has been a Material Adverse Effect:  (a) the execution, delivery, public announcement or pendency of this Agreement or any of the transactions contemplated herein or compliance with the terms of, or the taking of any action required by, this Agreement, or otherwise taken with the consent of Buyer, including the impact thereof on the relationships of the Company with customers, suppliers, consultants, employees or independent contractors or other third parties with whom the Company has any relationship; (b) conditions affecting the

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

industry in which the Company operates or participates, the U.S. economy or financial markets, other than any such condition that has a materially disproportionate effect on the Company relative to other Persons principally engaged in the same industry as the Company; (c) any change in GAAP or applicable Laws (or interpretation thereof); (d) any acts of God, calamities, acts of war or terrorism, or national or international political or social conditions; (e) any action required to be taken under applicable Laws, including any actions taken or required to be taken by the Company in order to obtain any approval or authorization for the consummation of the transactions contemplated by this Agreement under applicable antitrust or competition Laws; or (f) any failure in and of itself by the Company to meet any projections, estimates or forecasts for any period.

“Permit” means any license, authorization, registration, certificate, franchise, approval or permit issued by any Governmental Authority.

“Permitted Encumbrances” means (a) all statutory or other liens for current Taxes or assessments which are not yet due and payable or Taxes the validity of which are being contested in good faith by appropriate proceedings; (b) all landlords’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens and other similar liens imposed by Law if payment is not yet due and payable on the underlying obligation, or as may contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (c) Encumbrances that will be released and discharged at or prior to the Closing; and (d) all matters of record, easements, claims of easement and other imperfections of title and Encumbrances that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the use of such property (real or personal) or assets of the Company.

“Person” means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Post-Closing Payment Schedule” means a schedule, prepared by the Shareholders’ Representative with respect to any Positive Adjustment Amount, any Escrow Fund Excess Amount or any Expense Fund Excess Amount, as applicable, setting forth (a) to the extent applicable for each Seller:  (i) such Seller’s name and wire transfer instructions and (ii) the number and type of Shares held by such Seller; and (b) the portion of such Positive Adjustment Amount, such Escrow Fund Excess Amount or such Expense Fund Excess Amount, as applicable, to be paid to each Seller.

“Post-Closing Tax Period” means any Tax period (other than a Straddle Period) of the Company ending after the Closing Date, and, in the case of a Straddle Period, the portion of such Straddle Period beginning on the day immediately following the Closing Date.

“PPACA” means the Patient Protection and Affordable Care Act.

“Pre-Closing Tax Period” means any Tax period of the Company ending on or prior to the Closing Date, and, in the case of a Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Pro Rata Portion” means as to each Seller as of any specific date, the ratio equal to (a) the portion of the Purchase Price to be paid to such Seller divided by (b) the Purchase Price, as forth on Schedule 2.1 attached hereto.

“Registered Intellectual Property” means any active copyright registration or application for registration, design registration or application for registration, patent or patent application, trademark registration or application for registration, or Internet domain name registration or social media address or account.

“Related Party” means:  (a) each of the Sellers; (b) each individual who is an officer or board member of the Company or any of the Sellers; (c) each member of the immediate family of each of the individuals referenced in (a) and (b) above; and (d) any trust or other Person (other than the Company) in which any one of the individuals referred to in clauses (a), (b) and (c) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a controlling voting, proprietary or equity interest.

“Release” has the meaning ascribed to such term in Section 101(22) of CERCLA (42 U.S.C. § 9601(22)).

“R&W Insurance” means that certain binding representations and warranties insurance policy for the benefit of Buyer and Buyer’s Affiliates issued as of the Closing Date by Illinois Union Insurance Company, a copy of which has been provided to the Shareholders’ Representative.

“Special Employee Bonuses” means those certain bonuses described and defined in Section 3.16(a) of the Company Disclosure Schedule.

“Straddle Period” means any Tax period of the Company that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” means with respect to any entity, that such entity shall be deemed to be a “Subsidiary” of another Person if such other Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body.

“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Tax Return” means any return (including any information return or statement), report, claim for refund or other document (including any schedule or attachment thereto and any amendment thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to any Tax.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Transfer Taxes” means any and all transfer, documentary, sales, use, stamp, registration, value added, goods and services, recording and other similar Taxes incurred in connection with the transactions contemplated by this Agreement (including any real property or leasehold interest transfer Tax and any similar Tax).

“Unpaid Company Transaction Expenses” means Company Transaction Expenses, but only to the extent they have not been paid by or on behalf of the Company in Cash on or prior to the close of business on the day immediately preceding the Closing Date and have, accordingly, not reduced the Closing Cash.

“USDA” means the United States Department of Agriculture.

“Working Capital Escrow Fund” means an amount equal to $1,000,000 to be held for the purpose of securing the obligations of the Company and the Sellers in Section 2.4.

Section 1.2Certain Additional Definitions.  As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term	Section
Accounting Firm	2.4(c)(iv)
Agreement	Preamble
Balance Sheet Date	3.6(a)
Buyer	Preamble
Buyer Indemnified Parties	12.1
Buyer Subsidiaries	5.5
Buyer Termination Fee	10.2
Claims Notice	12.3(a)
Closing	2.2
Closing Balance Sheet	2.4(b)
Closing Date	2.2
Closing Date Payment	2.1(i)
Closing Date Purchase Price	2.1(f)
Closing Date Schedule	2.4(b)
Closing Employee Payments	2.3(f)
Common Stock	3.3(a)
Company	Preamble

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Term	Section
Company Benefit Plan	3.16(a)
Company Disclosure Schedule	Article III
Company Financial Statements	3.6(a)
Company Indemnified Parties	7.1(a)
Company Organizational Documents	3.2(a)
Company Pre-Closing Certificate	2.4(a)
Company Representatives	6.1
Current Balance Sheet	3.6(a)
DDT	Preamble
Dispute Notice	2.4(c)(ii)
Effective Date	Preamble
Escrow Agent	2.3(d)
Escrow Agreement	2.3(d)
Escrow Fund Excess Amount	2.4(d)(iii)
Estimated Closing Cash	2.4(a)
Estimated Closing Debt	2.4(a)
Estimated Identified Capital Expenditures	2.4(a)
Estimated Unpaid Company Transaction Expenses	2.4(a)
Excluded Claims	12.4(b)
Expense Fund Excess Amount	2.4(d)(iv)
Expert Calculations	2.4(c)(iv)
Expiration Date	12.4(a)
Final Closing Date Payment Schedule	2.3(a)
Fraud Claims	12.4(a)
GDT	Preamble
GSC	Preamble
GSH	Preamble
Guarantor	Preamble
Holder Group	13.6
Indemnified Party	12.3(a)
Indemnifying Party	12.3(a)
Leased Real Property	3.12(b)
Liability Claim	12.3(a)
Listed Contracts	3.15(a)
Litigation Conditions	12.3(b)
Major Customers	3.21(b)
Major Suppliers	3.21(a)
Mini-Basket	12.4(b)
Negative Adjustment Amount	2.4(d)(i)
Optionholder	3.3(a)
Optionholder Pay-Off Agreements	6.4(a)
Outside Date	10.1(c)

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Term	Section
Positive Adjustment Amount	2.4(d)(ii)
Pre-Closing Period	6.1
Property Taxes	11.2
Purchase and Sale	2.1
Purchase Price	2.1(h)
Review Period	2.4(c)(ii)
SDT	Preamble
Seller Indemnified Parties	12.2
Sellers	Preamble
Shareholders’ Representative	13.1(a)
Shareholders’ Representative Expense Fund	2.3(e)
Shares	Recitals
Specified Accounting Principles	2.4(a)
Stock Options	3.3(a)
*****	12.4(c)
Threshold Amount	12.4(b)

ARTICLE II.

THE PURCHASE AND SALE

Section 2.1Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall purchase from the Sellers, and each Seller shall, severally and not jointly, sell and transfer to Buyer, the Shares owned by such Seller that are set forth on Schedule 2.1 attached hereto (the “Purchase and Sale”), for an aggregate amount in cash (adjusted to the nearest whole cent), equal to the sum of the following:

(a)Two Hundred Seventy Five Million Dollars ($275,000,000), plus

(b)the Estimated Closing Cash, plus

(c)an amount equal to the Company Transaction Expenses Tax Benefit, plus

(d)the Estimated Identified Capital Expenditures, less

(e)the Estimated Unpaid Company Transaction Expenses, less

(f)the Estimated Closing Debt, (the result of clauses (a) through (f), the “Closing Date Purchase Price”); plus

(g)any Positive Adjustment Amount; less

(h)any Negative Adjustment Amount (the result of clauses (a) through (h), the “Purchase Price”).

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)For purposes of this Agreement, the amount equal to (i) the Closing Date Purchase Price less (ii) the sum of (A) the Escrow Fund and (B) the Shareholders’ Representative Expense Fund shall be referred to herein as the “Closing Date Payment”.  As of any specific date, the aggregate cash amount to be paid to each Seller hereunder shall be calculated in accordance with the Seller’s Pro Rata Portion set forth on Schedule 2.1.  Similarly, in the event that the Purchase Price payable pursuant to this Section 2.1(i) is reduced as a result of a payment to Buyer from the Escrow Fund or to the Shareholders’ Representative from the Shareholders’ Representative Expense Fund in accordance with this Agreement, the portion of the Purchase Price to which each Seller is otherwise entitled hereunder shall be calculated by so reducing the aggregate Purchase Price and then determining the distribution of the remaining portion of the Purchase Price in accordance with the preceding sentence.  Notwithstanding the foregoing, immediately prior to the Closing, a portion of the Closing Date Payment otherwise payable to each of GDT, DDT and SDT equal to the Special Employee Bonuses shall be transferred, on their behalf, pro rata in proportion to the Closing Date Payments, to the Company as a capital contribution.  The Company shall use such amount to pay all the Special Employee Bonuses pursuant to Section 2.3(f).

Section 2.2Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of signature pages, documents and funds on a date to be mutually agreed to by the parties hereto, which date shall be no later than three (3) Business Days after the satisfaction or waiver of the last of the conditions set forth in ARTICLE IX to be satisfied or waived (other than those conditions to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the parties hereto agree in writing (such date hereinafter, the “Closing Date”). The Company shall provide written notice of the Closing Date to Buyer promptly after such date is known.

Section 2.3Certain Closing Date Payments.

(a)Closing Date Payment Schedule.  At least two (2) Business Days prior to the Closing, the Company shall prepare and deliver to Buyer the Company’s good faith draft of the Closing Date Payment Schedule.  The Company may update the Closing Date Payment Schedule from time to time prior to the Closing, and shall provide Buyer with a final Closing Date Payment Schedule at least one (1) Business Day prior to the Closing (the “Final Closing Date Payment Schedule”).

(b)Payment of Closing Date Payment.  At the Closing, Buyer shall pay or cause to be paid the applicable portion of the Closing Date Payment to each Seller, by wire transfer of immediately available funds, in accordance with the payment instructions contained in the Final Closing Date Payment Schedule.

(c)Payment of Unpaid Company Transaction Expenses and Closing Debt.  At the Closing, Buyer shall pay or cause to be paid (i) all Unpaid Company Transaction Expenses, as directed by the Company in writing at or prior to Closing and (ii) all Closing Debt, as directed by the Company in writing at or prior to Closing.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)Deposit of Escrow Fund.  At the Closing, Buyer shall deposit an amount equal to the Working Capital Escrow Fund and an amount equal to the Indemnity Escrow Fund with Union Bank, N.A. or an alternative nationally recognized banking corporation reasonably agreed to by the Shareholders’ Representative and Buyer (the “Escrow Agent”) to hold in separate accounts and distribute in accordance with the terms of this Agreement and the escrow agreement to be executed at Closing by Buyer, the Escrow Agent and the Shareholders’ Representative in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”).

(e)Deposit of Shareholders’ Representative Expense Fund.  At the Closing, Buyer shall deposit an amount equal to $250,000 (the “Shareholders’ Representative Expense Fund”) with the Shareholders’ Representative, which the Shareholders’ Representative shall hold in a segregated account and distribute in accordance with the terms of this Agreement.

(f)Payments to Employees.  On the Closing Date, Buyer shall deposit with the Company an amount equal to (i) the portion of the Company Transaction Expenses attributable to the payments in subsection (b) of the definition of the Company Transaction Expenses, plus (ii) the Special Employee Bonuses (the “Closing Employee Payments”).  Promptly, and no later than the first regular payroll date of the Company following the Closing Date, the Company shall pay or cause to be paid all Closing Employee Payments, less any Taxes required to be withheld pursuant to Section 2.6.  For clarity, for purposes of determining the Closing Net Working Capital Amount, an amount of cash equal to the Closing Employee Payments will not be treated as a current asset, or as cash or a cash equivalent asset, of the Company at Closing, nor will the obligations arising in connection with such payments be treated as current liabilities of the Company at Closing.

Section 2.4Purchase Price Adjustment.

(a)Estimated Purchase Price.  Not later than two (2) days before the Closing, the Company shall deliver to Buyer and the Shareholders’ Representative a certificate of the Company (the “Company Pre-Closing Certificate”) executed on its behalf by the Chief Financial Officer of the Company that sets forth in reasonable detail the Company’s estimates of the Closing Cash (“Estimated Closing Cash”), Identified Capital Expenditures (the “Estimated Identified Capital Expenditures”), Closing Debt (“Estimated Closing Debt”) and Unpaid Company Transaction Expenses (“Estimated Unpaid Company Transaction Expenses”), along with reasonable supporting detail therefore, such estimates to be prepared in accordance with GAAP, using the policies, conventions, methodologies and procedures set forth on Schedule 2.4(a) attached hereto and used by the Company in preparation of Schedule 1.1(d) (the “Specified Accounting Principles”).  Prior to Closing, the Company and Buyer shall cooperate in good faith to agree upon the calculation of the Estimated Closing Cash, Estimated Identified Capital Expenditures, Estimated Closing Debt and Estimated Unpaid Company Transaction Expenses upon which the Closing Date Purchase Price shall be based; provided that, if the Company and Buyer are unable to agree as to any item set forth on the Company Pre-Closing Certificate, then the amount set forth as the Estimated Closing Cash, Estimated Identified Capital Expenditures, Estimated Closing Debt or Estimated Unpaid Company Transaction Expenses, as applicable, on the Company Pre-Closing Certificate shall be deemed to be the parties’ estimate of Estimated Closing Cash, Estimated Identified Capital Expenditures, Estimated Closing Debt or Estimated Unpaid Company Transaction Expenses, as applicable.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)Calculation.  As promptly as practicable, but in no event later than forty-five (45) days following the Closing Date, Buyer shall cause the Company, at its expense, (i) to cause to be prepared, in accordance with GAAP, using the policies, conventions, methodologies and procedures used by the Company in preparing the Company Financial Statements, an unaudited consolidated balance sheet of the Company as of the close of business on the day immediately preceding the Closing Date, but which shall not reflect the transactions occurring at the Closing (the “Closing Balance Sheet”), together with a statement (the “Closing Date Schedule”) setting forth in reasonable detail the Company’s calculation of the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses in each case with reasonable supporting detail therefore, such calculations to be prepared in accordance with GAAP using the Specified Accounting Principles; and (ii) deliver to the Shareholders’ Representative the Closing Balance Sheet and the Closing Date Schedule, together with a certificate of the Company executed on its behalf by the Chief Financial Officer of the Company confirming that the Closing Balance Sheet and the Closing Date Schedule were properly prepared in good faith and in accordance with the Specified Accounting Principles and this Section 2.4(b).

(c)Review; Disputes.

(i)From and after the Closing, Buyer shall and shall cause the Company to provide the Shareholders’ Representative and any accountants or advisors retained by the Shareholders’ Representative with full access to the books and records of the Company for the purposes of:  (A) enabling the Shareholders’ Representative and its accountants and advisors to calculate, and to review the Company’s calculation of, the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses; and (B) identifying any dispute related to the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt or the Unpaid Company Transaction Expenses.  The reasonable fees and expenses of any such accountants and advisors retained by the Shareholders’ Representative shall not be the personal obligations of the Shareholders’ Representative and shall be paid by the Shareholders’ Representative (on behalf of the Sellers) from the Shareholders’ Representative Expense Fund.

(ii)If the Shareholders’ Representative disputes the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt or the Unpaid Company Transaction Expenses set forth in the Closing Date Schedule, then the Shareholders’ Representative shall deliver a written notice (a “Dispute Notice”) to Buyer and the Company at any time during the forty-five (45)-day period commencing upon receipt by the Shareholders’ Representative of the Closing Balance Sheet, the Closing Date Schedule and the related certificate of the Company’s Chief Financial Officer, all as prepared by the Company in accordance with the requirements of Section 2.4(b) (subject to automatic extension for any period of inadequate access to the underlying records pursuant to Section 2.4(c)(i) (the “Review Period”).  The Dispute Notice shall set forth the basis for the dispute of any such calculation in reasonable detail.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii)If the Shareholders’ Representative does not deliver a Dispute Notice to the Company prior to the expiration of the Review Period, the Company’s calculation of the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses set forth in the Closing Date Schedule shall be deemed final and binding on Buyer, the Company, the Shareholders’ Representative and the Sellers for all purposes of this Agreement.

(iv)If the Shareholders’ Representative delivers a Dispute Notice to Buyer prior to the expiration of the Review Period, then the Shareholders’ Representative and Buyer shall use commercially reasonable efforts to reach agreement on the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses.  If the Shareholders’ Representative and Buyer are unable to reach agreement on the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt, and the Unpaid Company Transaction Expenses within thirty (30) days following delivery of the Dispute Notice, either party shall have the right to refer such dispute to an accounting firm of national reputation that is independent of Buyer and the Company and is reasonably acceptable to both the Shareholders’ Representative and Buyer (such firm, or any successor thereto, being referred to herein as the “Accounting Firm”) after such thirtieth day.  In connection with the resolution of any such dispute by the Accounting Firm:  (A) each of Buyer and the Shareholders’ Representative shall have a reasonable opportunity to meet with the Accounting Firm to provide their views as to any disputed issues with respect to the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses; (B) the Accounting Firm shall determine the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses in accordance with the terms of this Agreement and using the Specified Accounting Principles within thirty (30) days of such referral and upon reaching such determination shall deliver a copy of its calculations (the “Expert Calculations”) to the Shareholders’ Representative, Buyer and the Escrow Agent; and (C) the determination made by the Accounting Firm of the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses shall be final and binding on Buyer, the Company, the Shareholders’ Representative and the Sellers for all purposes of this Agreement, absent manifest error.  In calculating the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses, the Accounting Firm (x) shall be limited to addressing any particular disputes referred to in the Dispute Notice and (y) such calculation shall, with respect to any disputed item, be no greater than the higher amount calculated by the Shareholders’ Representative or the Company, and no less than the lower amount calculated by the Shareholders’ Representative or the Company, as the case may be. The Expert Calculations shall reflect in detail the differences, if any, between the Closing Net Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses reflected therein and the Closing Net

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Working Capital Amount, Closing Cash, Identified Capital Expenditures, Closing Debt and the Unpaid Company Transaction Expenses set forth in the Closing Date Schedule.  The fees and expenses of the Accounting Firm shall be borne equally by Buyer and the Shareholders’ Representative (on behalf of the Sellers) (it being understood that any fees and expenses of the Accounting Firm payable by the Shareholders’ Representative (on behalf of the Sellers) shall be payable from the Shareholders’ Representative Expense Fund).

(d)Payment upon Final Determination of Adjustments.

(i)If (A) the Estimated Adjustment Amount is greater than (B) the Final Adjustment Amount (such difference between the Final Adjustment Amount and the Estimated Adjustment Amount, the “Negative Adjustment Amount”), then (x) the Shareholders’ Representative and Buyer shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to deliver an amount equal to the Negative Adjustment Amount (from dollar one) from the Working Capital Escrow Fund, to Buyer and (y) each Seller shall pay to Buyer within two (2) Business Days the applicable portion of the difference, if any, between the Negative Adjustment Amount and the Working Capital Escrow Fund.

(ii)If (A) the Final Adjustment Amount is greater than (B) the Estimated Adjustment Amount (such difference between the Final Adjustment Amount and the Estimated Adjustment Amount, the “Positive Adjustment Amount”), then (x) the Shareholders’ Representative shall prepare a Post-Closing Payment Schedule with respect to an amount equal to the Positive Adjustment Amount (from dollar one) and deliver such Post-Closing Payment Schedule to Buyer, and (y) no later than two (2) Business Days after receipt of such Post-Closing Payment Schedule and in accordance with the Post-Closing Payment Schedule, Buyer shall pay, or cause the Company to pay, the applicable portion of the Positive Adjustment Amount set forth in the Post-Closing Payment Schedule to each Seller, as applicable.

(iii)Promptly following the payment of the Final Adjustment Amount pursuant to this Section 2.4(d) (and in any event within two (2) Business Days after the date of such payment) any amount remaining in the Working Capital Escrow Fund (such remaining portion, the “Escrow Fund Excess Amount”) shall be paid to the Sellers, by wire transfer of immediately available funds, in accordance with the payment instructions contained in the Post-Closing Payment Schedule.

(iv)In connection with the payment of the Final Adjustment Amount pursuant to this Section 2.4(d) and the preparation of the Post-Closing Payment Schedule, Shareholders’ Representative shall include in the Post-Closing Payment Schedule any amount remaining in the Shareholders’ Representative Expense Fund following the payment of any amounts pursuant to Section 13.1 to the Shareholders’ Representative in connection with costs and expenses incurred or to be incurred by the Shareholders’ Representative resulting from the performance of its rights or obligations under this

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement and the Escrow Agreement and the taking of any and all actions in connection therewith (such remaining portion, the “Expense Fund Excess Amount”).  Promptly after the payment of the Final Adjustment Amount, the Shareholders’ Representative shall promptly (and in any event within two (2) Business Days) following preparation of such Post-Closing Payment Schedule pay from the Shareholders’ Representative Expense Fund, to each Seller the applicable portion of the Expense Fund Excess Amount set forth in the Post-Closing Payment Schedule in accordance therewith.

Section 2.5Transfer Taxes.  Buyer shall be responsible for and shall timely pay (without any adjustment to or deduction or withholding from the Purchase Price) all Transfer Taxes arising from or in connection with the transactions effected pursuant to this Agreement.  Buyer shall, at its own expense, timely file all Tax Returns with respect to such Transfer Taxes.  The Sellers will cooperate as reasonably requested by Buyer in filing any such Tax Returns and will provide any information and take any other actions as Buyer shall reasonably request in connection with filing any such Tax Returns.

Section 2.6Withholding.  Buyer shall be entitled to deduct and withhold from any payment made pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to such payment under the Code, or any other provision of applicable Law; provided, however, that there shall be no withholding from any payment if, on or before the Closing Date, each Seller shall have delivered to Buyer a duly executed and properly completed IRS Form W-9 establishing a complete exemption from backup withholding and complied with Section 9.3(f).  To the extent that any amounts are so withheld, such withheld amounts (a) shall be remitted by Buyer to the applicable Governmental Authority, and (b) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Attached hereto is a disclosure schedule prepared by the Company with numbered sections corresponding to the relevant sections in this Agreement (the “Company Disclosure Schedule”).  Any exception or qualification set forth in the Company Disclosure Schedule with respect to a particular representation, warranty or covenant contained herein shall be deemed to be an exception or qualification with respect to all other representations, warranties and covenants contained in this Agreement if the applicability of such exception or qualification to any other representation, warranty or covenant would be reasonably apparent to a Person reviewing the Company Disclosure Schedule, regardless of whether an explicit reference to such other representation, warranty or covenant is made.  Nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation, warranty or covenant of the Company contained in this Agreement.  Subject to the exceptions and qualifications set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer as follows with respect to the Company:

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.1Authority.  The Company has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Purchase and Sale and the other transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the Purchase and Sale and the other transactions contemplated by this Agreement, have been duly authorized by the board of directors of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the Purchase and Sale and the other transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to (a) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally and (b) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 3.2Organization; Subsidiaries.

(a)The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Oregon, and has the requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on the Company’s business as currently conducted.  The Company is duly qualified to do business as a foreign company, and is in good standing (where such concept is recognized), under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, when taken together with all other failures by the Company to be so qualified or in good standing, would not have a Material Adverse Effect.  True and complete copies of the Company’s organizational documents (collectively, the “Company Organizational Documents”), each as amended and in effect as of the date of this Agreement, have been made available to Buyer or its advisors.

(b)The Company does not have any Subsidiaries.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.3Capitalization.

(a)The authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock (the “Common Stock”), 5,000,000 of which are issued and outstanding and (ii) 10,000,000 shares of convertible preferred stock, 5,000,000 of which are issued and outstanding, and are collectively owned and held of record by the Sellers.  As of the date of this Agreement, there are 608,000 stock options for the purchase of shares of Common Stock issued and outstanding (“Stock Options”).  Section 3.3(a) of the Company Disclosure Schedule sets forth a list of the Shares owned by each Seller and a list of each Stock Option, the strike price, the holder thereof (each, an “Optionholder”) and whether each Stock Option is fully vested or will be fully vested as of the Closing.

(b)The Shares have not been issued in violation of any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable Law, the charter and bylaws of the Company, or any Contract to which the Company is subject or by which it is bound.  Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, there are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments pursuant to which either the Company is or may become obligated to issue, sell, purchase, return or redeem any Shares.  There are no agreements with respect to the voting or transfer of the Company’s capital stock, other than this Agreement.

Section 3.4Conflicts.  Assuming all consents, waivers, approvals, authorizations, orders, Permits, declarations, filings, registrations and notifications and other actions set forth in Section 3.5 have been obtained or made, the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the Purchase and Sale and the other transactions contemplated by this Agreement, does not and will not (i) conflict with or result in a violation of the Company Organizational Documents; (ii) conflict with or result in a violation of any Governmental Order or Law applicable to the Company or its assets or properties; or (iii) result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any material benefit under, or result in the creation of any Encumbrance on any of the assets or properties of the Company pursuant to, any Contract to which the Company is a party, or by which any of the assets or properties of the Company is bound, except, in the case of clauses (ii) and (iii) of this Section 3.4, as would not result in a material liability to the Company.

Section 3.5Consents, Approvals, Etc.  No consent, waiver, approval, authorization, order or Permit of, or declaration, filing or registration with, or notification to, any Governmental Authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, or the consummation by the Company of the Purchase and Sale and the other transactions contemplated by this Agreement, except:  (a) applicable requirements, if any, under the Act, federal or state securities or “blue sky” Laws; (b) such filings as may be required under the HSR Act; (c) as set forth in Section 3.5 of the Company Disclosure Schedule; and (d) any failure to obtain any of the foregoing that would not, when taken together with all other such failures, result in a Liability that is material in nature or amount to the Company.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.6Financial Statements; Undisclosed Liabilities.

(a)The Company has prepared, or caused to be prepared, and made available to Buyer or its advisors the audited financial statements of the Company (including the balance sheet and the related statements of operations, shareholders’ capital and cash flows of the Company) as of and for each of the fiscal years ended December 25, 2013, and December 30, 2014 and the unaudited financial statements of the Company (including the balance sheet and the related statements of operations, shareholders’ capital and cash flows of the Company) as of and for the year to date period ended June 20, 2015 (collectively, the “Company Financial Statements”).  Except as set forth therein, the Company Financial Statements have been prepared in accordance with GAAP and applied on a consistent basis throughout the periods indicated therein and with each other, (except that such financial statements which are unaudited do not contain all of the footnotes required under GAAP and are subject to year-end adjustments), and present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of the respective dates and during the respective periods indicated therein.  The unaudited balance sheet of the Company as of June 20, 2015 shall be referred to in this Agreement as the “Current Balance Sheet” and the date thereof shall be referred to in this Agreement as the “Balance Sheet Date.”

(b)The Company has no material Liabilities that would be required to be shown on the Company Financial Statements in accordance with GAAP, other than (i) as disclosed, reflected or reserved against in the Company Financial Statements and (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and not otherwise in violation of this Agreement, or (iii) otherwise disclosed on Section 3.6(b) of the Company Disclosure Schedule.

(c)To the Knowledge of the Company, there have been no instances of fraud that involve the Company’s management or other employees who have a significant role in the Company’s system of internal control over financial reporting.

(d)The financial books and records of the Company represent actual, bona fide transactions.

(e)All accounts receivable and notes receivable due and uncollected of the Company reflected on the Company Financial Statements or arising subsequent to the Balance Sheet Date have arisen from bona fide transactions in the ordinary course of business consistent with past practice.  The Company has good and marketable title to its accounts receivable, free and clear of all Encumbrances except for Permitted Encumbrances.

(f)Since the Balance Sheet Date, there have not been any write-offs of any notes or accounts receivable of the Company nor is there any such write-off that has not been made but that is required to be made consistent with past practice, as of the date of this Agreement, except in each case for write-offs that were properly recorded on the Company Financial Statements.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.7Certain Changes or Events.  Between January 1, 2015 and the Effective Date, there has not been, occurred or arisen:

(a)any event or condition of any kind or character that has had a Material Adverse Effect;

(b)any amendment or modification to the Company Organizational Documents;

(c)any issuance, delivery, sale or grant of (i) shares of capital stock or other equity interests of the Company, except upon the exercise of warrants, options, rights, agreements, convertible or exchangeable securities or other commitments, (ii) any warrants, options, rights, agreements, convertible or exchangeable securities, (iii) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, or (iv) other commitments obligating the Company to issue, sell, purchase, return or redeem any shares of capital stock or other equity interests of the Company;

(d)any declaration, setting aside or payment of any dividend, or other distribution or capital return in respect of any shares of capital stock or other equity interests of the Company, or any redemption, repurchase or other acquisition by the Company of any shares of capital stock or other equity interests of the Company;

(e)(i) any material damage, destruction or other material casualty loss (whether or not covered by insurance) affecting the Company or the assets of, or property owned, leased or otherwise used by the Company; (ii) any sale (except for inventory in the ordinary course of business consistent with past practice), lease, or disposition of any material asset of the Company; or (iii) any mortgage, pledge, or imposition of any Encumbrance (other than Permitted Encumbrances) upon, any material asset of the Company;

(f)any sale, assignment, transfer or license, or agreement to sell, assign, transfer or license, any material Intellectual Property, other than nonexclusive licenses granted in the ordinary course of business consistent with past practice;

(g)any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets or otherwise) by the Company of any Person or division, or business of or equity interest in any Person, except for purchases of inventory, components or supplies in the ordinary course of business consistent with past practice;

(h)any material change in any method of financial or Tax accounting or financial or Tax accounting practice used by the Company, other than such changes as are required by GAAP or Tax law, as applicable;

(i)any material Tax election (including any change to any such election);

(j)any employment agreement with a Company Employee entered into or amended;

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(k)(i) any cancellation or waiver of any material claims or material rights with a value to the Company or (ii) any settlement or compromise of any material Actions, other than such Actions in which the amount paid in settlement or compromise, including the cost to the Company of complying with any provisions of such settlement or compromise other than cash payments, does not exceed $100,000 without regard to any amount covered by insurance;

(l)any capital expenditure, or commitment for a capital expenditure in excess of $100,000 individually or $500,000 in the aggregate (excluding any individual capital expenditures or commitments for capital expenditures in amounts less than $50,000), for additions or improvements to the property, plant and equipment of the Company, other than the Identified Capital Expenditures;

(m)any amendment, termination, or written notice of termination of any Contract involving a commitment by the Company extending for more than one year and involving a total remaining commitment by the Company of at least $100,000;

(n)any loan, advance or capital contribution to or investment in any Person;

(o)any default in any Liability set forth on the Company Financial Statements that has not since been cured and that, taken together with all other defaults in Liabilities set forth on the Company Financial Statements, resulted in or is reasonably likely to result in Losses to the Company in excess of $50,000.

(p)any labor dispute, other than routine individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any Company Employees, or any lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of the Company, threats thereof by or with respect to any Company Employees; or

(q)any agreement, other than this Agreement, to take any actions specified in this Section 3.7.

Section 3.8Tax Matters.

(a)All Tax Returns required to be filed by the Company have been timely filed and such Tax Returns are complete and correct in all material respects.  All Taxes shown as due and outstanding on such Tax Returns have been timely paid, other than such Taxes, if any, as are being contested in good faith.  All Taxes that the Company is required to withhold in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder have been duly withheld and, to the extent required, have been paid to the proper Governmental Authority.

(b)Section 3.8(b) of the Company Disclosure Schedule lists all Tax Returns filed with respect to the Company for Tax periods ended on or after December 31, 2012, indicates those Tax Returns that have been audited or for which the applicable Governmental Authority has notified the Company in writing that an audit will begin in the future, and indicates those Tax

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Returns that currently are the subject of audit. The Sellers have delivered to Buyer correct and complete copies of all Income Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the Company since December 31, 2012.  No Governmental Authority has indicated in writing to the Company that it will assess any additional Taxes for any period for which Tax Returns have been filed.

(c)The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to and Tax assessment or deficiency.

(d)The Company has not been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code filing a consolidated federal Income Tax Return, other than a group the common parent of which is the Company.  The Company has no liability for the Taxes of any Person other than the Company under Treasury Regulations Section 1.1502‑6 (or any similar provision of state, local or non-U.S. law).

(e)The Company has not (i) made any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) executed any “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of Income Tax Law) on or prior to the Closing Date, (iii)  entered into any intercompany transaction or created any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding provision of Income Tax Law), (iv) entered into any installment sale or open transaction disposition on or prior to the Closing Date, (v) received any prepaid amount on or prior to the Closing Date, or (vi) made an election under Code Section 108(i), in each case, to the extent any such action would increase the Company’s liability for Taxes in a Post-Closing Tax Period.

(f)The Company is not a party to any Tax allocation or sharing agreement.

(g)The Company has not been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(h)The Company is not and has not been a party to any (i) “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(i)The Company has disclosed on its U.S. federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal Income Tax within the meaning of Code Section 6662.

(j)The representations and warranties set forth in this Section 3.8 are the sole representations and warranties of the Company as to Tax matters.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.9Litigation and Governmental Orders.  There are no Actions pending or, to the Knowledge of the Company, threatened against the Company, any of the assets or properties of the Company, or any of the board members and officers of the Company in their capacity as board members or officers of the Company.  Neither the Company nor any of the Company’s assets and properties is subject to any Governmental Order.

Section 3.10Compliance with Laws.

(a)The Company is conducting its business in compliance in all material respects with applicable Law.  Since January 1, 2013, the Company has not received any written notice from any Governmental Authority to the effect that the Company is not in compliance with any applicable Law.

(b)Since January 1, 2013, the Company has not received and, to the Knowledge of the Company, no third party that manufactures or processes products for the Company received written notice that the products sold by the Company are or at any time have been the subject of any warning letter, written notice of violation, seizure, injunction, regulatory enforcement action, or criminal Action issued, initiated or, to the Knowledge of the Company, threatened by the FDA or USDA or other Governmental Authority.

Section 3.11Permits.  The Company has all material Permits required to permit the Company to conduct its business as currently conducted, each of which is listed on Section 3.11 of the Company Disclosure Schedule.  All of the material Permits held by or issued to the Company are in full force and effect, and the Company is in compliance with each such material Permit held by or issued to them. To the Knowledge of the Company, there are no processes pending or threatened that would be reasonably likely to result in the revocation, cancellation or suspension of any such material Permit by any Governmental Authority.

Section 3.12Real Property.

(a)The Company does not own any real property.

(b)Section 3.12(b) of the Company Disclosure Schedule contains a true, correct and complete list of each item of real property that is leased from or to a third party by the Company (“Leased Real Property”), the name of the third party lessor(s) or lessee(s) thereof, as the case may be, the date of the lease contract relating thereto and all amendments thereof.  (i) All Leased Real Property is leased by the Company under valid and subsisting leases or subleases (as the same may have been amended or modified) that are in full force and effect and  constitute a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto; (ii) the Company has not received written notice of any material breach or default, or cancellation or termination thereunder; (iii) to the Knowledge of the Company, there are no conditions, events or circumstances which with notice or lapse of time, or both, would constitute a material breach or default under such lease or sublease; and (iv) the Company has not received any payment from a lessor as inducement for entry into such lease.  None of the Leased Real Property is subleased to any other Person.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)There are no pending, or to the Knowledge of the Company, threatened, condemnation or similar proceedings against the Company or otherwise relating to any of the Leased Real Property, and the Company has not received any written notice of the same.

(d)To the Knowledge of the Company, no assessments, water charges or sewer charges relating to the Leased Real Property are delinquent and to the Knowledge of the Company, there are no special assessments or charges pending or threatened in writing against the Leased Real Property, and the Company has not received any written notice of the same.

(e)The water, sewer, gas, electric, telephone and drainage facilities and all other utilities currently service the Leased Real Property in the capacities necessary to satisfy (i) to the Knowledge of the Company, existing requirements of Law and (ii) the current use and operation of the Leased Real Property.

(f)The Leased Real Property is in good operating condition and repair, subject only to ordinary wear and tear, for the purposes for which it is currently used.

(g)The Company has not received written notice of any pending or contemplated changes in the status of the zoning for the Leased Real Property.  The Company is not a party to any agreement currently in effect with any county or township in which a tract is located, or any other entity, public or private, other than any Permitted Encumbrances, which would be binding and would prevent the use of the Leased Real Property for any of the uses allowed by the current zoning of the Leased Real Property.

(h)The Company has delivered or otherwise made available to Buyer true and complete copies of all leases for the Leased Real Property together with all amendments, modifications or supplements, if any, thereto.

Section 3.13Tangible Personal Property.

(a)Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all material machinery and equipment, and all vehicles owned by the Company.  The Company has good and marketable title to all of the assets set forth on Section 3.13(a) of the Company Disclosure Schedule, free and clear of all Encumbrances other than Permitted Encumbrances.  None of the assets set forth on Section 3.13(a) of the Company Disclosure Schedule is leased to any other Person.

(b)Section 3.13(b) of the Company Disclosure Schedule includes a list of all leases of all material machinery and equipment of which the Company is a lessee.  The Company has not received any payment from a lessor in connection with or as inducement for entering into any such lease.  None of the assets set forth on Section 3.13(b) of the Company Disclosure Schedule is subleased to any Person.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)To the Knowledge of the Company, all material tangible personal assets and properties used or leased for use by the Company in connection with the conduct of its business are in good operating condition and repair, subject only to ordinary wear and tear.

(d)All inventories owned by the Company consist only of items of a quality and quantity readily usable or readily salable, at prices equal to the values at which such items are reflected in the Company’s books, in the ordinary course of business consistent with past practice and are valued so as to reflect the normal valuation policy of the Company, all in accordance with GAAP, applied on a basis consistent with prior years, but not in excess of the lower of cost or net realizable market value.  Since the Balance Sheet Date, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory, except for write-downs and reserves that were made in the ordinary course of business consistent with past practice.

Section 3.14Intellectual Property.

(a)Section 3.14(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) all Company Registered IP, (ii) all Company Owned IP which is not Registered Intellectual Property that is material to the conduct of the Company’s business as currently conducted, and (iii) all Company Licensed IP that is material to the conduct of the Company’s business as currently conducted.  Section 3.14(a) of the Company Disclosure Schedule lists the registration or application numbers, registration filing dates, countries in which registered or filed and expiration or renewal dates for registrations listed thereon.  With respect to registered trademarks, Section 3.14(a) of the Company Disclosure Schedule sets forth a list of all goods and services in which such trademarks are registered or applied for.  Each of the applications to register or obtain any copyrights, patents or trademarks required to be listed in Section 3.14(a) of the Company Disclosure Schedule is pending and in good standing without final rejection or denial of any kind.  Except as set forth on Section 3.14(a) of the Company Disclosure Schedule, the Company exclusively owns, or possesses adequate and enforceable rights to use the Company Owned IP that is material to the conduct of the Company’s business as currently conducted and the Company Licensed IP that is material to the conduct of the Company’s business as currently conducted and has the right to utilize such rights without payment to any other Person, and the consummation of the transactions contemplated by this Agreement will not conflict, alter or impair any of such rights.  Except as set forth on Section 3.14(a) of the Company Disclosure Schedule, there is no Company Licensed IP that is material to the conduct of the Company’s business as currently conducted.

(b)Except as set forth on Section 3.14(b) of the Company Disclosure Schedule, the Company has not granted any options, licenses, assignments or agreements of any kind relating to any of the Company Owned IP.  Except as set forth on Section 3.14(b), the Company is not bound by or a party to any material options, licenses or agreements of any kind relating to the Intellectual Property rights of any other Person, except agreements relating to software.  All Company Owned IP that is material to the conduct of the Company’s business as currently conducted is free and clear of the claims of any other Person and of all Encumbrances, other than Permitted Encumbrances.  To the Knowledge of the Company, none of (i) the Company Owned

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IP, (ii) the Company Licensed IP, and (iii) the operation of the business of the Company as currently conducted and proposed to be conducted violate, conflict with, misappropriate or infringe the Intellectual Property rights of any other Person.  No Actions are pending or, to the Knowledge of the Company, threatened against the Company by any other Person with respect to the ownership, validity, enforceability, effectiveness or use of any of the Company Owned IP or the Company Licensed IP, and the Company has not received any written communications alleging that the Company has violated any rights relating to Intellectual Property rights of any other Person.

(c)No former or current personnel has asserted any claim against the Company in connection with such personnel’s involvement in the conception and development of any Company Owned IP; and no such claim has been asserted or, to the Knowledge the Company, is threatened.  To the Knowledge of the Company, no former or current employee of the Company has any patent issued, copyright registered, or application pending for any device, process, design or invention of any kind now used or needed by the Company in the operation of its business, which patents, registrations, or applications have not been assigned to the Company with such assignment duly recorded in the United States Patent Office.

(d)The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Company’s business.

Section 3.15Certain Contracts.

(a)Section 3.15(a) of the Company Disclosure Schedule contains a true, correct and complete list, and true, correct and complete copies have been made available to Buyer of, all of the following Contracts to which the Company is a party or to which its assets, property or business is bound or subject (other than purchase orders in the ordinary course of business consistent with past practice):

(i)Contracts governing the borrowing of money or the guarantee or the repayment of Debt or granting of Encumbrances on any property or asset of the Company (including any such Contract under which the Company has incurred any Debt) in excess of $100,000;

(ii)Contracts providing for the employment of any Person other than offer letters confirming at-will employment;

(iii)joint venture Contracts, partnership agreements or limited liability company agreements;

(iv)Contracts (excluding Contracts for Leased Real Property) with annual expenditures after the date of this Agreement in excess of $100,000 which are not terminable by the Company upon thirty (30) days’ notice without payment of a fee or other penalty;

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(v)Contracts between the Company, on the one hand, and any board member, Company Employee or Affiliate of the Company, on the other hand (other than employment arrangements, including stock option grant agreements, entered into in the ordinary course of business);

(vi)Contracts containing covenants limiting the freedom of the Company to compete with any Person in any line of business or in any geographic area or market;

(vii)Contracts for the use of or restricting the use of Intellectual Property, other than for COTS Software;

(viii)Contracts providing for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise or equipment (including but not limited to computer hardware or software or other property or services, but excluding COTS Software) with annual expenditures after the date of this Agreement in excess of $100,000, except for purchase orders submitted in the ordinary course of business;

(ix)Contracts granting to any Person a first refusal, first offer or similar preferential right to purchase or acquire any right, asset or property of the Company;

(x)Contracts pertaining to the lease of equipment or other personal property with annual expenditures after the date of this Agreement in excess of $50,000;

(xi)Contracts providing for any offset, countertrade or barter arrangement with annual expenditures after the date of this Agreement in excess of $100,000;

(xii)Contracts involving any distributor, sales representative, broker or advertising arrangement which are not terminable by the Company upon thirty (30) days’ notice without payment of a fee or other penalty;

(xiii)Contracts involving management services, consulting services, support services or any other similar services, including service agreements under which the Company is required to provide services to insurers, self insured employees or any governmental or private health plan, managed care plan or other similar Person with annual expenditures after the date of this Agreement in excess of $100,000;

(xiv)Contracts involving the acquisition of any business enterprise whether via stock or asset purchase or otherwise in excess of $100,000; or

(xv)any other material Contract with annual expenditures after the date of this Agreement in excess of $100,000.

Contracts listed or required to be listed on Section 3.15(a) of the Company Disclosure Schedule are referred to herein as the “Listed Contracts”.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)Each Listed Contract is in full force and effect in all material respects and represents a legally valid and binding obligation of the Company enforceable in accordance with its terms.  The Company has performed, in all material respects, all obligations required to be performed by it under each of the Listed Contracts to which it is a party.  There are no (with or without the lapse of time or the giving of notice or both) material defaults or, to the Knowledge of the Company, threatened material defaults by the Company or, to the Knowledge of the Company, by any other party thereto, and the Company has not waived any of its rights under any Listed Contract.

Section 3.16Employee Benefit Matters.

(a)Section 3.16(a) of the Company Disclosure Schedule contains a true, correct and complete list of each plan, program, policy, agreement or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including any “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, maintained, sponsored, contributed to or required to be contributed to by the Company and under which current or former employees and directors of the Company benefit (each, a “Company Benefit Plan” and, collectively, the “Company Benefit Plans”).  The Company has made available to Buyer and its agents and representatives copies (or, if a plan is not written, a written description) of (i) each Company Benefit Plan and any amendments thereto, including schedules and financial statements attached thereto; (ii) the most recent annual report (Form 5500) filed with the IRS with respect to each such Company Benefit Plan, if applicable; (iii) each trust agreement and any other material written agreement relating to each such Company Benefit Plan, if applicable; (iv) the most recent summary plan description for each such Company Benefit Plan for which a summary plan description is required, together with any summary of material modifications thereto; (v) the most recent determination or opinion letter issued by the IRS with respect to any such Company Benefit Plan intended to be qualified under Section 401(a) of the Code, if applicable; and (vi) for the preceding three (3) plan years, all actuarial valuation reports related to any Company Benefit Plan.

(b)(i) Each Company Benefit Plan has been established, administered and maintained in all material respects in accordance with its terms and in compliance in all material respects with applicable Law, including ERISA, the PPACA, the Code and federal securities Laws, (ii) the Company has timely made all material contributions and other material payments required by and due under the terms of each Company Benefit Plan and applicable Law, and all material benefits accrued under any unfunded Company Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP, (iii) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by the IRS or any other Governmental Authority with respect to any Company Benefit Plan (other than routine claims for benefits in the normal course), (iv) no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Company Benefit Plan, (v) there are no actions, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against any Company Benefit Plan or against the assets of any Company Benefit Plan, (vi) neither the Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code and (vii) except to the extent limited by applicable Law, each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without material liability to the Company (other than ordinary administration expenses and in respect of accrued benefits thereunder).  Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, as of the date hereof, to the Knowledge of the Company, no such determination letter has been revoked nor has any such revocation been threatened in writing, and as of the date hereof, to the Knowledge of the Company, no circumstance exists that would reasonably be expected to result in the loss of such qualified status under Sections 401(a) and 501(a) of the Code.

(c)Neither the Company nor any ERISA Affiliate has since January 1, 2013 maintained, established, sponsored, participated in, or contributed to, any “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(d)Neither the Company nor any ERISA Affiliate has contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA).  Neither the Company nor any ERISA Affiliate has at any time since January 1, 2013 maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

(e)There is no Contract or Company Benefit Plan covering any employee of the Company that would result, separately or in the aggregate, in the payment of an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code as a result of the transactions contemplated by this Agreement.  There is no Contract by which the Company is bound to compensate any employee of the Company for excise Taxes paid pursuant to Section 4999 of the Code.

Section 3.17Labor Matters.

(a)The Company is not a party to any labor agreement, collective bargaining agreement or recognition agreement with respect to its employees with any labor organization, group or association, nor, to the Knowledge of the Company, have there been any attempts to organize the employees of the Company since January 1, 2013.

(b)Since January 1, 2013, there have been no labor strikes, labor disturbances, walkouts, lockouts or work stoppages pending, or, to the Knowledge of the Company, threatened, against the Company.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)To the Knowledge of the Company, no union organizational campaign is in progress with respect to Company Employees and no disputes or organizational efforts concerning representation exists with respect to such employees.

(d)To the Knowledge of the Company, there is no unfair labor practice charge, complaint or grievance against the Company pending or threatened in writing before the United States National Labor Relations Board or any other Governmental Authority.

(e)To the Knowledge of the Company, there are no pending or threatened charges or recommendations against the Company or any current or former employee of the Company or before the United States Equal Employment Opportunity Commission or other Governmental Authority responsible for the prevention of unlawful employment practices.

(f)Since January 1, 2013, the Company has not incurred any material Liability or obligation under the Workers Adjustment and Retraining Notification Act or any other similar state or local law that remains unsatisfied.

Section 3.18Environmental Matters.  The Company has made available to Buyer prior to the date of this Agreement, all material written environmental reports which are in the possession or control of the Company that relate to operations at any of the facilities or properties of the Company, all of which reports are listed on Section 3.18 of the Company Disclosure Schedule.  Except as specifically set forth on Section 3.18 of the Company Disclosure Schedule:

(a)The Company is, and has been for the past five (5) years, in compliance in all material respects with all applicable Environmental Laws and has obtained and is in compliance in all material respects with all Permits required under any Environmental Law for the operation of its business as presently conducted.  Such Permits are valid and in full force and effect.

(b)The Company has not received any written claim, written notice, demand letter or request for information alleging that the Company may be in material violation of, or have any unpaid material Liability under, any Environmental Law, and, to the Knowledge of the Company, there are no facts or conditions which would reasonably be expected to result in such Liability.

(c)The Company is not subject to any outstanding written Governmental Order, decree or injunction or other arrangement with any Governmental Authority, or to any written indemnity or other written agreement with any third party, pursuant to which the Company has any unpaid material Liability under any Environmental Law or with respect to Hazardous Material.

(d)None of the Leased Real Property is listed or, to the Knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, or listed on the Comprehensive Environmental Response Compensation Liability Information System List (as defined in CERCLA) or any similar federal, state or foreign list of sites evidencing material levels of Hazardous Materials contamination of such Leased Real Property requiring investigation or remediation.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)No Encumbrance has been recorded against any of the Leased Real Property by any Governmental Authority pursuant to any Environmental Law.

(f)There have been no Releases of Hazardous Materials by the Company on, into or from the Leased Real Property or on, into or from any real property currently or formerly owned, leased or operated by the Company, and to the Knowledge of the Company, during any other Persons’ use, ownership or operation of the Leased Real Property, in an amount or manner that requires any reporting, investigation or remediation pursuant to any Environmental Laws or which could reasonably be expected to result in a material Liability of the Company under any Environmental Law.  To the Knowledge of the Company, none of the Leased Real Property contains any damaged friable asbestos-containing materials or underground storage tanks.

(g)The Company has no unpaid material Liability under any Environmental Law arising out of any Hazardous Material contamination at any location to or at which any Hazardous Material has been transported or disposed of by, or on behalf of, the Company, and, to the Knowledge of the Company, there are no facts or conditions which would reasonably be expected to result in such Liability.

(h)There are no civil, criminal or administrative actions, suits, hearings or proceedings, and no written notices of violation pending or, to the Knowledge of the Company, threatened against the Company under Environmental Laws.

Section 3.19Related Party Transactions.  To the Knowledge of the Company, as of the date of this Agreement, no Related Party (a) has any direct or indirect interest in any material asset used in or otherwise relating to the Company’s business, (b) has entered into any material Contract, transaction or business dealing involving the Company, (c) is competing with the Company or (d) has any claim or right against the Company (other than rights to receive compensation for services performed, or indemnification, as a member, board member, officer or employee of the Company).

Section 3.20Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company.

Section 3.21Suppliers, Customers and Distributors.

(a)Section 3.21(a) of the Company Disclosure Schedule lists for each of the year ending December 31, 2014 and the period from January 1, 2015 through the Balance Sheet Date, the names of the respective suppliers that were, in the aggregate, the ten (10) largest suppliers in terms of dollar value of products or services, or both, to the Company (the “Major Suppliers”).

(b)Section 3.21(b) of the Company Disclosure Schedule lists for each of the year ending December 31, 2014 and the period from January 1, 2015 through the Balance Sheet Date, the names of the respective customers that were, in the aggregate, the ten (10) largest customers of the Company’s products in terms of dollar value (the “Major Customers”).

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)Since January 1, 2014, no Major Supplier or Major Customer has: (i) canceled, terminated or otherwise materially altered its relationship with the Company under any Contract between such supplier, customer or distributor and the Company, or (ii) notified in writing the Company of any intention to materially alter its relationship with the Company, or (iii) sought in writing to materially modify the pricing policies for goods or services provided by the Company under any Contract between such supplier, customer or distributor and the Company, effective prior to or as of the Closing Date except in the ordinary course of business consistent with past practice.

Section 3.22Product Standards.  To the Knowledge of the Company, since January 1, 2013, no product distributed or sold by the Company would have warranted legal action by any Governmental Authority so that a product recall should have occurred or did, in fact occur.

Section 3.23No Other Representations or Warranties.  Except for the representations and warranties contained in this ARTICLE III (as modified by the Company Disclosure Schedule) and the certificate to be delivered pursuant to Section 9.3(a), neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, board members, officers, employees, agents or representatives.  Except for the representations and warranties contained in this ARTICLE III (as modified by the Company Disclosure Schedule) and the certificate to be delivered pursuant to Section 9.3(a), the Company hereby disclaims all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any board member, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates).  The Company makes no representations or warranties to Buyer regarding any projection or forecast regarding future results or activities or the probable success or profitability of the Company.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby severally, and not jointly, represents and warrants to Buyer as follows:

Section 4.1Authority.  Such Seller has the requisite individual or organizational power and authority, as applicable, to enter into this Agreement, to perform its obligations hereunder and to consummate the Purchase and Sale and the other transactions contemplated by this Agreement, including in the case of each Seller who is individual, being of the age of consent.  The execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the Purchase and Sale and the other transactions contemplated by this Agreement, have been duly authorized by such Seller, and no other individual or organizational action, as applicable, on the part of such

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Seller is necessary to authorize the execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder or the consummation by such Seller of the Purchase and Sale and the other transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be subject to (a) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally and (b) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 4.2Organization.  Such Seller that is not an individual is a limited liability company, limited partnership, other business organization or trust duly organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on its business in all material respects.

Section 4.3Conflicts.  The execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the Purchase and Sale and the other transactions contemplated by this Agreement, does not and will not (a) in the case of a Seller that is not an individual, conflict with or result in a violation of the organizational documents of such Seller; (b) conflict with or result in a violation of any Governmental Order or Law applicable to such Seller or its assets or properties, except for such conflicts or violations which would not prevent the consummation of the transactions contemplated by this Agreement; or (c) result in a material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Encumbrance on any of the assets or properties of such Seller pursuant to, any Contract to which such Seller is a party, or by which any of the assets or properties of such Seller are bound or affected, except for such breaches or defaults which would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4Consents, Approvals, Etc.  No consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority is required to be made or obtained by such Seller in connection with the execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder, or the consummation by such Seller of the transactions contemplated by this Agreement, except:  (a) applicable requirements, if any, under the Act, federal or state securities or “blue sky” Laws; (b) such filings as may be required under the HSR Act; and (c) where the failure to obtain such consent, waiver, approval, authorization, order or permit, or to make such

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

declaration, filing, registrations or notification would not, when taken together with all other such failures by such Seller, have a material adverse effect on the ability of such Seller to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

Section 4.5Ownership.  Such Seller has good and valid title to the Shares set forth next to its name on Schedule 2.1, free and clear of all Encumbrances and any other restrictions on transfer (other than Encumbrances set forth under the Company Organizational Documents, Encumbrances or restrictions that shall be released, waived or otherwise terminated in connection with the Closing and any restrictions under the Securities Act of 1933, as amended, and state securities laws).  Such Seller is not a party to any option, warrant, right, contract, call, pledge, put or other agreement or commitment providing for the disposition or acquisition of such Seller’s Shares.

Section 4.6No Other Representations or Warranties.  Except for the representations and warranties contained in this ARTICLE IV and the certificate to be delivered pursuant to Section 9.3(a), none of the Sellers nor any other Person makes any other express or implied representation or warranty with respect to such Seller or the transactions contemplated by this Agreement, and such Seller disclaims any other representations or warranties, whether made by another Seller or any of its Affiliates, officers, board members, employees, agents or representatives.  Except for the representations and warranties contained in ARTICLE IV and the certificate to be delivered pursuant to Section 9.3(a), such Seller hereby disclaims all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any board member, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR

Buyer hereby represents and warrants to the Company as follows:

Section 5.1Authority.  Buyer and Guarantor have the requisite power and authority to enter into this Agreement, to perform their obligations hereunder and to consummate the Purchase and Sale and the other transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Buyer and Guarantor, the performance by Buyer and Guarantor of their obligations hereunder, and the consummation by Buyer and Guarantor of the Purchase and Sale and the other transactions contemplated by this Agreement, have been duly authorized by the board of directors of Guarantor, and equivalent body of Buyer, and no other action on the part of Buyer or Guarantor is necessary to authorize the execution and delivery of this Agreement by Buyer and Guarantor, the performance by Buyer and Guarantor of their obligations hereunder or the consummation by Buyer and Guarantor of the Purchase and Sale and the other transactions contemplated by this Agreement.  This Agreement has been duly

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

executed and delivered by Buyer and Guarantor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Buyer and Guarantor, enforceable against Buyer and Guarantor in accordance with its terms, except as such enforceability may be subject to (a) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally and (b) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 5.2Organization.  Buyer and Guarantor are duly organized, validly existing and in good standing under the Laws of the jurisdictions in which they are organized, and have the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by them, and to carry on their businesses in all material respects as currently conducted.  Buyer and Guarantor are duly qualified to do business and are in good standing (to the extent such concept is recognized), under the Laws of each jurisdiction in which the character of their properties owned, operated or leased, or the nature of their activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, when taken together with all other failures by Buyer or Guarantor, as applicable, to be so qualified or in good standing, would not have a material adverse effect on the ability of Buyer and Guarantor to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

Section 5.3Conflicts.  Assuming all consents, waivers, approvals, authorizations, orders, Permits, declarations, filings, registrations and notifications and other actions set forth in Section 5.4 have been obtained or made, the execution and delivery of this Agreement by Buyer and Guarantor, the performance by Buyer and Guarantor of their obligations hereunder, and the consummation by Buyer and Guarantor of the Purchase and Sale and the other transactions contemplated by this Agreement, does not and will not (a) conflict with or result in a violation of the organizational documents of Buyer or Guarantor; (b) conflict with or result in a violation of any Governmental Order or Law applicable to Buyer or Guarantor or their assets or properties; or (c) result in a material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any material benefit under, or result in the creation of any Encumbrance on any of the assets or properties of Buyer or Guarantor pursuant to, any Contract to which Buyer or Guarantor is a party, or by which any of the assets or properties of Buyer or Guarantor is bound or affected, except, in the case of clauses (b) and (c) of this Section 5.3, as would not have a material adverse effect on the ability of Buyer or Guarantor to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 5.4Consents, Approvals, Etc.  No consent, waiver, approval, authorization, order or Permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or third party is required to be made or obtained by Buyer or Guarantor in connection with the execution and delivery of this Agreement by Buyer and Guarantor, the performance by Buyer and Guarantor of their obligations hereunder, or the consummation by Buyer and Guarantor of the Purchase and Sale and the other transactions contemplated by this Agreement, except (a) applicable requirements, if any, under the Act, federal or state securities or “blue sky” Laws; (b) such filings as may be required under the HSR Act; and (c) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification would not, when taken together with all other such failures by Buyer and Guarantor, have a material adverse effect on the ability of Buyer or Guarantor to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

Section 5.5Litigation and Governmental Orders.  There are no Actions pending against Buyer, Guarantor or any Subsidiaries of Buyer (“Buyer Subsidiaries”), or any of the assets or properties of Buyer, Guarantor or any Buyer Subsidiaries, or any of the board members, managers or officers of Buyer, Guarantor or any Buyer Subsidiaries in their capacity as board members, managers or officers of Buyer, Guarantor or any Buyer Subsidiaries that would have a material adverse effect on the ability of Buyer or Guarantor to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.  Buyer, Guarantor and the Buyer Subsidiaries and their respective assets and properties are not subject to any material Governmental Order that would prevent Buyer or Guarantor from performing its obligations under this Agreement or consummating the Purchase and Sale and the other transactions contemplated by this Agreement.

Section 5.6Adequate Funds.  Buyer and Guarantor will have currently available funds on hand as of the Closing sufficient to satisfy its obligations set forth in this Agreement, including payment in full of the Purchase Price and any amounts required to be paid by them or on their behalf pursuant to this Agreement.

Section 5.7Due Diligence Investigation.  Buyer and Guarantor have had an opportunity to discuss the business, management, operations and finances of the Company with their board members, managers, members, officers, employees, agents, representatives and affiliates, and have had an opportunity to inspect the facilities of the Company.  Buyer and Guarantor have conducted their own independent investigation of the Company.  In making the decision to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, Buyer and Guarantor have relied solely upon the representations and warranties of the Company set forth in ARTICLE III and of the Sellers set forth in ARTICLE IV (and acknowledge that such representations and warranties are the only representations and warranties made by the Company and any Seller, as the case may be) and have not relied upon any other information provided by, for or on behalf of the Company or any Seller, or their respective agents or representatives, to Buyer or Guarantor in connection with the transactions contemplated by this Agreement.  Buyer and Guarantor have entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to any projection or forecast regarding future results or activities or the probable success or profitability of the Company.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 5.8Brokers.  Except for Deutsche Bank Securities, Inc. (the fees and expenses of which shall be paid in full by Buyer), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of Buyer, Guarantor or any of their respective Affiliates.

Section 5.9Investment Intent.  Buyer is acquiring the Shares hereunder for its own account for investment, without a view to resale or distribution thereof in violation of federal or state securities Laws and with no present intention of distributing or reselling any part thereof.  Buyer will not so distribute or resell any such Share in violation of any such Law.

Section 5.10No Other Representations or Warranties.  Except for the representations and warranties contained in this ARTICLE V and the certificate to be delivered pursuant to Section 9.2(a), neither Buyer nor Guarantor nor any other Person makes any other express or implied representation or warranty with respect to Buyer or Guarantor or the transactions contemplated by this Agreement, and Buyer and Guarantor disclaim any other representations or warranties, whether made by Buyer, Guarantor or any of their Affiliates, board members, officers, employees, agents or representatives.  Except for the representations and warranties contained in this ARTICLE V and the certificate to be delivered pursuant to Section 9.2(a), Buyer and Guarantor hereby disclaim all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to the Company, the Sellers or their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company or the Sellers by any board member, officer, employee, agent, consultant, or representative of Buyer, Guarantor or any of their Affiliates).

ARTICLE VI.

COVENANTS OF THE COMPANY AND THE SELLERS

Section 6.1No Solicitation.  During the period commencing with the execution and delivery of this Agreement and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 10.1 (the “Pre-Closing Period”), the Sellers and the Company shall not, and shall direct each of the board members, officers, affiliates, shareholders and employees of the Company and any investment banker, attorney or other advisor or representative retained by the Company (all of the foregoing collectively being the “Company Representatives”) not to, directly or indirectly, (a) solicit, initiate, seek, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (b) enter into, participate in, maintain or continue any negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (c) agree to, accept, approve, endorse or recommend any Acquisition Proposal; or (d) enter into any letter of intent or any other Contract contemplating or otherwise

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

relating to any Acquisition Proposal.  The Sellers and the Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal.

Section 6.2Conduct of the Company Prior to the Closing.

(a)Conduct of the Company Generally.  Unless Buyer otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed) and except as otherwise contemplated or permitted by this Agreement, required by applicable Law or as set forth on Schedule 6.2(a) attached hereto, during the Pre-Closing Period, the Company (i) shall conduct its business in the ordinary course consistent with past practice, (ii) shall use  commercially reasonable efforts to preserve intact its business and keep available the services of its current officers and its workforce and (iii) shall use commercially reasonable efforts to maintain its relationships with customers, suppliers, licensors, licensees and distributors; provided, however, neither Sellers nor the Company shall be in breach of this subsection (iii) to the extent that such relationships are harmed, disrupted or otherwise affected by the execution, delivery, public announcement or pendency of this Agreement or any of the transactions contemplated herein.

(b)Specific Limitations on the Conduct of the Company.  Except as otherwise contemplated or permitted by this Agreement, required by applicable Law or as set forth on Schedule 6.2(b) attached hereto, during the Pre-Closing Period, the Company shall not do or cause to be done any of the following without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)issue, deliver, sell or grant (A) any shares of capital stock or other equity interests of the Company, except upon the exercise of warrants, options, rights, agreements, convertible or exchangeable securities or other commitments outstanding on the date of this Agreement, (B) any warrants, options, rights, convertible or exchangeable securities (C) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units or (D) other commitments obligating the Company to issue, sell, purchase, return or redeem any shares of capital stock or other equity interests of the Company;

(ii)except in the ordinary course of business consistent with past practice, create any Encumbrance on any assets or properties (whether tangible or intangible) of the Company, other than (A) Permitted Encumbrances; and (B) Encumbrances on assets or properties having an aggregate value not in excess of $100,000;

(iii)sell, assign, transfer, lease, license or otherwise dispose of, or agree to sell, assign, transfer, lease, license or otherwise dispose of, any of the assets of the Company, except for sales of inventory, components or supplies in the ordinary course of business consistent with past practice;

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)license, grant any rights to or transfer any of the Company Owned IP, other than non-exclusive grants of licenses in the ordinary course of business consistent with past practice;

(v)abandon, cancel, let lapse, fail to renew, fail to continue to prosecute, protect or defend or otherwise dispose of any of the Company Registered IP other than in the ordinary course of business consistent with past practice;

(vi)acquire (by merger, consolidation or combination, or acquisition of stock or assets) any Person or division, or business of or equity interest in any Person, except for purchases of inventory, components or supplies in the ordinary course of business consistent with past practice;

(vii)(A) grant to any Company Employee or director of the Company any increase in compensation, including, without limitation, bonus opportunity, except to the extent required under employment agreements in effect as of the date hereof or applicable Law, other than in the ordinary course of business consistent with past practice and excluding any Closing Employee Payments, (B) grant to any Company Employee or director of the Company any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date hereof or applicable Law, (C) enter into or amend any employment, consulting, indemnification, severance or termination agreement with any Person, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan other than renewals and extensions of existing benefits in the ordinary course of business solely with respect to Company Benefit Plans, or (E) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Company Benefit Plan;

(viii)except as set forth on Schedule 6.2(b) attached hereto, make, authorize or enter into commitments to make capital expenditures in an amount that, when added to all other capital expenditures made during the Pre-Closing Period on behalf of the Company and not identified on Schedule 6.2(b) attached hereto, would exceed $200,000;

(ix)adopt or materially change any method of financial or Tax accounting or financial or Tax accounting practice used by the Company, other than as required by GAAP or Tax Law, as applicable, or make or change any material Tax election;

(x)make, change or rescind any election in respect of Taxes, file any Income Tax Return (without prior opportunity for Buyer to review and approve which approval shall not be unreasonably witheld, conditioned or delayed) or any amendment to an Income Tax Return (without prior opportunity for Buyer to review and approve which approval shall not be unreasonably witheld, conditioned or delayed), enter into any “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of Income Tax Law), settle any claim or assessment in respect of any amount of Taxes, or consent to any extension or waiver of the limitation period applicable to any

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

claim or assessment in respect of Taxes, in each case, to the extent any such action would increase Buyer’s or any Affiliate of Buyer’s liability for Taxes in Post-Closing Tax Periods;

(xi)amend the Company Organizational Documents;

(xii)declare, set aside or pay any dividend or other distribution or capital return in respect of any shares of capital stock or other equity interests of the Company, or redeem, repurchase or otherwise acquire any shares of capital stock or other equity interests of the Company;

(xiii)(A) incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other Person;

(xiv)(A) cancel any material Debt (individually or in the aggregate) or waive any claims or rights or (B) waive any material benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement to which the Company is a party;

(xv)enter into any non-compete, exclusivity or similar agreement that would restrict or limit the operations of the Company, or, after the Closing, of Buyer and its Affiliates;

(xvi)settle or compromise any material litigation, or waive, release or assign any material claims;

(xvii)engage in (A) any forward selling or acceleration of customer orders or Contracts, (B) any deferral in paying payables, (C) any deferral in making capital expenditures that are necessary to maintain the fixed assets of the Company in the ordinary course of business consistent with past practice, (D) any delay in capital projects that are necessary to maintain the fixed assets of the Company in the ordinary course of business consistent with past practice, (E) any grant of any discount to customers or any other change in the terms of conditions of sale or purchase (including, without limitation, payment and delivery terms) or (F) any other changes not covered by (A) through (E) above which are intended to materially increase the current income and cash collection of the Company prior to the Closing Date, except in each of (A) through (E) any actions in the ordinary course of business consistent with past practice;

(xviii)fail to maintain insurance coverage at commercially reasonable levels; or

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(xix)enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 6.2(b).

Section 6.3Access to Information.  Subject to the terms of the Confidentiality Agreement, during the Pre-Closing Period, upon reasonable notice and during normal business hours, the Company shall, and shall cause each Company Representative to, (a) afford the officers, employees and authorized agents and representatives of Buyer reasonable access to the offices, properties, books and records of the Company and (b) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets, properties and business of the Company as Buyer may from time to time reasonably request in order to assist Buyer in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated by this Agreement; provided, however, that such access and requests do not unreasonably interfere with any of the operations or business activities of the Company.  Notwithstanding the foregoing, the Company shall not be required to provide access to or disclose information where such access or disclosure would waive the attorney-client, work product or any similar legal privilege of the Company or contravene any Law or binding agreement entered into prior to the date of this Agreement; provided that the Company shall (i) notify Buyer that the information is reasonably likely to violate the Company’s obligations under any such Law or agreement or is reasonably likely to cause such privilege to be undermined and (ii) the Company shall cooperate with Buyer in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) including through the use of customer “clean-room” arrangements pursuant to which appropriately designated representatives of Buyer shall be provided access to such information.  Any information furnished to or otherwise obtained by Buyer or its officers, employees and authorized agents and representatives pursuant to this Section 6.3 shall be subject to the terms of the Confidentiality Agreement.

Section 6.4Stock Options.

(a)Not later than thirty (30) days after the date hereof, and no less than two (2) Business Days before the Closing Date, the Company shall use its commercially reasonable efforts to enter into, and provide Buyer a true, correct and complete copy of, a Contract with each Optionholder in substantially the form attached hereto as Exhibit B (the “Optionholder Pay-Off Agreements”).

(b)By not later than the Closing, the Company shall terminate all Stock Options pursuant to the Optionholder Pay-Off Agreements and/or the applicable Company Benefit Plan.

Section 6.5Termination of Certain Agreements.  Prior to the Closing Date, the Company shall take all actions necessary to terminate as of the Closing Date, and shall cause to be terminated as of the Closing Date, the Contracts listed on Schedule 9.3(g) attached hereto.

Section 6.6Parachute Payments.  The Company shall seek to obtain shareholder approval pursuant to Code Section 280G(b)(5) and the Treasury Regulations thereunder of any payment that would otherwise be an “excess parachute payment.”

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.7Update to Schedule.  At least two (2) Business Days prior to the Closing Date, the Company shall provide to Buyer an updated Schedule 1.1(c) (Company Transaction Expenses Tax Benefit), which shall take into account any amounts that are determined not to be deductible by the Company under Code Section 280G(a) due to any failure of the shareholders to approve such amounts in accordance with Code Section 280G(b)(5).

Section 6.8Directors’ and Officers’ Insurance.  At or prior to the Closing, the Company shall purchase (as a Company Transaction Expense) a prepaid directors’ and officers’ liability insurance policy or policies (i.e., “tail coverage”) which policy or policies provide those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy.

ARTICLE VII.

COVENANTS OF BUYER AND GUARANTOR

Section 7.1Indemnification.

(a)Indemnification of Directors and Officers.  For a period of six (6) years after the Closing, Buyer shall, and shall cause the Company to, (i) indemnify and hold harmless each present and former board member and officer of the Company (collectively, the “Company Indemnified Parties”), against any and all Losses incurred or suffered by any of the Company Indemnified Parties in connection with any Liabilities or any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company would have been permitted under applicable Law and under the Company Organizational Documents or any individual indemnity agreements, as the case may be, in each case as in effect on the date of this Agreement, to indemnify such Company Indemnified Parties and (ii) advance expenses as incurred by any Company Indemnified Party in connection with any matters for which such Company Indemnified Party is entitled to indemnification from Buyer pursuant to this Section 7.1(a) to the fullest extent permitted under applicable Law or, if greater, under the Company Organizational Documents or any individual indemnity agreements; provided, however, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction and all rights of appeal have lapsed that such Company Indemnified Party is not entitled to indemnification under applicable Law, the Company Organizational Documents, and pursuant to this Section 7.1(a).

(b)Third-Party Beneficiaries.  The terms and provisions of this Section 7.1 are intended to be in addition to the rights otherwise available to the Company Indemnified Parties by applicable Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, the Company Indemnified Parties and their respective heirs and representatives, each of whom is an intended third party beneficiary of this Section 7.1.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)Successors and Assigns.  In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, Buyer shall cause such successors and assigns to assume the obligations set forth in this Section 7.1.

Section 7.2Confidentiality.  Each of Buyer and Guarantor hereby agrees to be bound by and comply with the terms of the Confidentiality Agreement, which are hereby incorporated into this Agreement by reference and shall continue in full force and effect until the Closing, such that the information obtained by Buyer, or its respective officers, employees, agents or representatives, during any investigation conducted pursuant to Section 6.3, or in connection with the negotiation and execution of this Agreement or the consummation of the transactions contemplated by this Agreement, or otherwise, shall be governed by the terms of the Confidentiality Agreement.

Section 7.3R&W Insurance.  Buyer agrees to not seek to make, enter into or consent to, any amendment to the R&W Insurance following the Closing without the Shareholders’ Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except for ordinary course amendments that do not adversely affect Sellers’ rights under this Agreement.

ARTICLE VIII.

COVENANTS OF THE COMPANY, THE SELLERS AND BUYER

Section 8.1Efforts; Consents; Regulatory and Other Authorizations.

(a)Each party to this Agreement shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to promptly satisfy the conditions set forth in ARTICLE IX and to consummate and make effective the Purchase and Sale and the other transactions contemplated by this Agreement; (ii) obtain all authorizations, consents, orders and approvals of, and give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement; and (iii) fulfill all conditions to such party’s obligations under this Agreement.  Each party to this Agreement shall cooperate fully with the other parties to this Agreement in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings.  Each party shall use its commercially reasonable efforts to oppose any Governmental Order contemplated by this Section 8.1(a) or to have any Governmental Order contemplated by this Section 8.1(a) vacated or made inapplicable to the transactions contemplated by this Agreement.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement (except as set forth in subsection (b) below), in connection with obtaining such consents from third parties, no party to this Agreement shall be required to

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

make payments, commence litigation or agree to modifications of the terms and conditions of any agreements with third parties.  The parties to this Agreement shall not take any action that is reasonably likely to have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

(b)In furtherance and not in limitation of the terms of Section 8.1(a), to the extent required by applicable Law, each of Buyer and the Company shall file, or cause to be filed, a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten (10) Business Days of the date of this Agreement (including, in the case of Buyer, a request for early termination of the applicable waiting period under the HSR Act), shall supply promptly any additional information and documentary material that may be requested by any Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission) pursuant to the HSR Act, and shall cooperate in connection with any filing under applicable antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Authority, including the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or the office of any U.S. state attorney general.  Each Party will, and will cause its Affiliates to, use their commercially reasonable efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of such filings.  In furtherance and not in limitation of the foregoing, Buyer and the Company shall use commercially reasonable efforts to obtain the necessary regulatory approvals as soon as practicable and will cooperate fully with the other parties hereto in promptly seeking all regulatory approvals necessary to close the transactions contemplated by this Agreement, including but not limited to responding to or otherwise providing information in response to a Request for Additional Information and Documentary Material issued under the HSR Act; provided that Buyer will not be required to agree, and the Sellers and the Company will not agree without Buyer’s consent, to waive any rights to or accept any limitation on its operations that would reasonably be expected to have an adverse effect on the business, assets, results of operations or financial condition of the Company, Buyer or any Affiliate of Buyer or to dispose of any assets in connection with obtaining any such consent or authorization.

(c)Subject to applicable Laws (i) the parties shall keep one another promptly apprised of the status of any proceeding under the HSR Act or other Antitrust Law relating to the Agreement, including any discussion or decision by Buyer to pull and refile the HSR; (ii) each party shall promptly notify each other of all communications, inquiries or requests for additional information received from a Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission) relating to the Agreement; (iii) to the extent practicable each party shall give all other parties advance notice of, and a meaningful opportunity to review, to the extent lawfully permitted, all communications, filings, or other submissions to a Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission) under the HSR Act or any other applicable Antitrust Law; and (iv) no party to this Agreement shall agree to participate in any meeting or conference with any Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Trade Commission) in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting or conference.

Section 8.2Further Action.  Subject to the terms and conditions provided in this Agreement, each of the parties to this Agreement shall use its commercially reasonable efforts to deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions, as may be necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE IX.

CONDITIONS TO CLOSING

Section 9.1Conditions to Obligations of All Parties.  The obligations of the Company, the Sellers and Buyer to consummate the Purchase and Sale and the other transactions contemplated by this Agreement shall be subject to the satisfaction, fulfillment or written waiver by each such Party, at or prior to the Closing, of each of the following conditions:

(a)No Governmental Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making illegal or otherwise restraining or prohibiting the consummation of the Purchase and Sale or the other transactions contemplated by this Agreement.

(b)HSR Act.  The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

Section 9.2Conditions to Obligations of the Sellers.  The obligations of the Sellers to consummate the Purchase and Sale and the other transactions contemplated by this Agreement shall be subject to the satisfaction, fulfillment or written waiver by the Shareholders’ Representative, at or prior to the Closing, of each of the following conditions:

(a)Representations and Warranties; Covenants. (i) The representations and warranties of Buyer and Guarantor set forth in ARTICLE V shall be true and correct in all respects (giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein), in each case at and as of the date of this Agreement and as of the Closing Date (except that those representations and warranties that are made as of a specific date need only be so true and correct as of such date), in each case, except where the failure of such representations and warranties to be true and correct has not had, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby; (ii) the covenants and agreements set forth in this Agreement to be performed or complied with by Buyer at or prior to the Closing shall have been performed or complied with in all material respects; and (iii) the Sellers shall have received an officer’s certificate of Buyer, dated as of the Closing Date, certifying as to the matters set forth in clauses (i) and (ii) of this Section 9.2(a).

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)Closing Date Payment.  Buyer shall have delivered the Closing Date Payments in accordance with Section 2.3.

(c)Escrow Agreement.  Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement.

Section 9.3Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the Purchase and Sale and the other transactions contemplated by this Agreement shall be subject to the satisfaction, fulfillment or written waiver by Buyer, at or prior to the Closing, of each of the following conditions:

(a)Representations and Warranties; Covenants.  (i) The representations and warranties of the Company set forth in ARTICLE III and the Sellers set forth in ARTICLE IV shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date (except that those representations and warranties that are made as of a specific date need only be so true and correct in all respects as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) has not had, individually or in the aggregate, a Material Adverse Effect; (ii) the covenants and agreements set forth in this Agreement to be performed or complied with by the Company and the Sellers at or prior to the Closing shall have been performed or complied with in all material respects; and (iii) Buyer shall have received an officer’s certificate of the Company, dated as of the Closing Date, certifying as to the matters set forth in clauses (i) and (ii) of this Section 9.3(a).

(b)Stock Certificates.  Each Seller shall have delivered a stock power or assignment separate from the certificate for such Seller’s Shares, executed by such Seller.

(c)Resignations.  The Company shall have delivered a resignation from each director and each officer of the Company set forth on Schedule 9.3(c) attached hereto.

(d)Escrow Agreement.  The Shareholders’ Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

(e)Payoff Letter.  The Company shall provide to Buyer a duly executed payoff letter with respect to the Closing Debt set forth in Schedule 1.1(a).

(f)FIRPTA Certificates.  Each Seller shall deliver to Buyer a certification of non-foreign status, dated as of the Closing Date and in form and substance required under Treasury Regulations Section 1.1445-2(b)(2) so that Buyer is exempt from withholding any portion of the Purchase Price thereunder.

(g)Termination of Certain Agreements.  The Company shall provide to Buyer a duly executed termination agreement for each of the Contracts listed on Schedule 9.3(g).

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(h)Termination of all Options.  The Company shall provide to Buyer evidence of the termination of all outstanding stock options in accordance with the applicable Company Benefit Plan.

(i)Consents.  The Company shall provide to Buyer a duly executed written consent to the consummation of the transactions contemplated by this Agreement from each of the counterparties to the Contracts set forth on Schedule 9.3(i).

(j)No Material Adverse Effect.  There shall not have been or occurred any change or effect that, individually or in the aggregate with any other change or fact, has or which could reasonably be expected to have, a Material Adverse Effect.

(k)IRS Form W-9.  Each Seller shall deliver to Buyer a duly executed IRS Form W‑9.

ARTICLE X.

TERMINATION

Section 10.1Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)by the mutual written consent of the Company, Buyer and the Sellers;

(b)by either Buyer or the Company by written notice to the other party if any Governmental Authority with jurisdiction over such matters shall have issued a final, non-appealable Governmental Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Purchase and Sale or any of the other transactions contemplated by this Agreement;

(c)by either Buyer or the Company by written notice to the other party if the transactions contemplated by this Agreement shall not have been consummated on or before the close of business on (i) the date that is ninety (90) days from the Effective Date or (ii) December 31, 2015, upon the request by either Buyer or the Company, provided that all conditions to Closing in ARTICLE IX of the party requesting the extension are satisfied other than (A) the condition set forth in Section 9.1(b) (HSR) and (B) those conditions that by their nature can only be satisfied at Closing (the “Outside Date”), unless the failure to consummate the transactions contemplated by this Agreement on or prior to the Outside Date is the result of any material breach of this Agreement by the party seeking to terminate;

(d)by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that prior to any termination of this Agreement under this Section 10.1(d), Buyer shall be entitled to cure any such breach

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

capable of being cured during a thirty (30) day period following receipt of written notice from the Company to Buyer of such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 10.1(d) if the Sellers or the Company shall have materially breached this Agreement or if such breach by Buyer is cured during such thirty (30) day period so that such conditions would then be satisfied); or

(e)by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or the Sellers set forth in this Agreement, or if any representation or warranty of the Company or the Sellers shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that prior to any termination of this Agreement under this Section 10.1(e), the Company and the Sellers shall be entitled to cure any such breach capable of being cured during a thirty (30) day period following receipt of written notice from Buyer to the Company and the Sellers of such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 10.1(e) if it shall have materially breached this Agreement or if such breach by the Company or the Sellers is cured during such thirty (30) day period so that such conditions would then be satisfied).

Section 10.2Buyer Termination Fee.  If this Agreement is terminated pursuant to (a)  Section 10.1(b) unless such Governmental Order in effect has been initiated by a third party pursuant to claims (i) wholly unrelated to antitrust or other anti-competitive issues and not as a result of Buyer’s breach of this Agreement or (ii) resulting from the Company’s breach of this Agreement, (b) Section 10.1(b) due to the failure of the satisfaction of the condition set forth in Section 9.1(b), (c) Section 10.1(c) due to the failure of the satisfaction of the condition set forth in Section 9.1(b), or (d) Section 10.1(d), the parties agree that the Company and the Sellers shall have suffered a loss and value to the Company of an incalculable nature and amount, unrecoverable in law, and Buyer shall pay to Sellers a fee of $***** (the “Buyer Termination Fee”), it being understood that in no event shall Buyer be required to pay the Buyer Termination Fee on more than one occasion.  The Buyer Termination Fee shall be paid in immediately available funds by wire transfer to the Sellers no later than five (5) Business Days after such termination, with each Seller to receive an amount equal to such Seller’s Pro Rata Portion of the Buyer Termination Fee.

Section 10.3Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to and in accordance with Section 10.1, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party to this Agreement; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of any knowing, intentional and willful material breach of any agreement or covenant hereunder; and provided, further, that notwithstanding the foregoing, (a) the terms of Section 7.2, Section 10.2, this Section 10.3 and Article XIII shall remain in full force and effect and shall survive any termination of this Agreement, whether in accordance with Section 10.1 or otherwise and (b) nothing herein shall relieve Buyer from liability for any intentional breach of any provision of this Agreement which results in a termination by the Company pursuant to Section 10.1.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE XI.

TAX MATTERS

Section 11.1Tax Returns.  Buyer shall prepare, or cause to be prepared, and timely file or cause to be timely filed, taking into account any applicable extensions, all Tax Returns of the Company required to be filed after the Closing Date and Buyer shall timely pay or cause to be timely paid to the applicable Governmental Authority all Taxes shown as due and owing on such Tax Returns.  The Shareholders’ Representative, on behalf of the Sellers, shall pay to Buyer an amount equal to any such Taxes that are attributable to a Pre-Closing Tax Period (determined in the manner set forth in Section 11.2) within fifteen (15) days after receiving notice from Buyer that such Taxes are due.  Each such Tax Return shall, to the extent it relates to a Pre-Closing Tax Period, be prepared in a manner consistent with past custom and practice.  Buyer shall provide a copy of each such Tax Return that relates in whole or in part to a Pre-Closing Tax Period, together with all supporting documentation and workpapers, to the Shareholders’ Representative for review and approval at least thirty (30) days prior to the due date (taking into account all applicable extensions) for filing such Tax Return, and Buyer shall incorporate such comments and make such revisions to such Tax Returns as are reasonably requested by the Shareholders’ Representative in writing at least fifteen (15) days prior to the due date (taking into account all applicable extensions) for filing such Tax Return. For the avoidance of doubt, all deductions arising from Company Transaction Expenses, the exercise of any Stock Option, the payment of the Special Employee Bonuses, or from any other bonus or other compensation paid to any employee or independent contractor of the Company in connection with the transactions contemplated by this Agreement shall be allocable to the Pre-Closing Tax Period and shall not be allocable to any taxable period beginning after the Closing Date pursuant to the “next day” rule under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or pursuant to the ratable allocation method under Treasury Regulations Section 1.1502-76(b)(2)(ii) or 1.1502-76(b)(2)(iii).

Section 11.2Straddle Period Allocation.  In the case of any Straddle Period, the portion of Taxes attributable to the Pre-Closing Tax Period of such Straddle Period shall be determined as follows: (a) the amount of any Taxes based on or measured by income, gains, or receipts, or any Taxes other than Property Taxes, attributable to the Pre-Closing Tax Period portion of such Straddle Period will be determined based on an interim closing of the books as of the close of business on the Closing Date; and (b) the amount of any real property, personal property, ad valorem or similar Taxes (“Property Taxes”) attributable to the Pre-Closing Tax Period portion of such Straddle Period will be the total amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, (i) the numerator of which is the number of days in the Straddle Period up to and including the Closing Date, and (ii) the denominator of which is the total number of days in such Straddle Period.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 11.3Amended Tax Returns.  Notwithstanding any other provision in this Agreement, Buyer shall not, and shall not cause or permit any of its Affiliates or the Company or any of the Company’s Affiliates to, (a) amend any Tax Return of the Company that covers a Pre-Closing Tax Period or Straddle Period or (b) make any Tax election with respect to the Company that has retroactive effect to any Pre-Closing Tax Period or Straddle Period, in each case without the prior written consent of the Shareholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11.4Tax Refunds.  The amount or economic benefit of any refund (whether in cash or as a credit against or offset of Tax) of Taxes of or with respect to the Company in respect of a Pre-Closing Tax Period or attributable to the Pre-Closing Tax Period portion of any Straddle Period shall be for the account of the Sellers.  Any such refund received by Buyer, the Company or any of their respective Affiliates (including any interest received thereon) to the extent not taken into account as a Company Transaction Expense Tax Benefit as set forth on Schedule 1.1(c) shall be paid by Buyer to the Shareholders’ Representative on behalf of the Sellers within fifteen (15) days after any such refund is received, credited or applied as an offset, as the case may be.

Section 11.5Audits.  Buyer, at its expense, shall control all examinations, audits or other proceedings with respect to the Taxes of the Company by any Governmental Authority; provided that the Shareholders’ Representative (on behalf of and at the expense of the Sellers) shall be entitled to participate in the conduct of any such examination, audit or other proceeding and Buyer shall not settle or compromise any such examination, audit or other proceeding without the prior written consent of the Shareholders’ Representative, such consent not to be unreasonably withheld or delayed, to the extent that such audit, examination or other proceeding relates to a Pre-Closing Tax Period or Straddle Period.  The fees and expenses of the Shareholders’ Representative with respect to such examinations, audits or other proceedings provided for in this Section 11.5 on behalf of the Sellers shall be paid from the Shareholders’ Representative Expense Fund.

Section 11.6Cooperation; Tax Records.  Buyer and the Sellers shall cooperate as and to the extent reasonably requested by the other party in connection with the filing of Tax Returns and any examination, audit, litigation or other proceeding with respect to Taxes.  Buyer and the Sellers agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).  The Company shall retain all books and records with respect to Taxes attributable to any period (or portion thereof) on or prior to the Closing Date required to be retained by it under Section 6001 of the Code and the Treasury Regulations thereunder or any comparable or similar statute, law or regulation under federal, state, local or non-U.S. law until sixty (60) days after the expiration of any applicable statute of limitations.  The Company shall provide any Seller with access to any such books and records reasonably required by such party for Tax purposes.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE XII.

INDEMNIFICATION

Section 12.1Indemnification by the Sellers.  Subject to the limitations set forth in this ARTICLE XII, each Seller hereby covenants and agrees that to the fullest extent permitted by Law, such Seller will defend, indemnify and hold harmless Buyer and its officers, directors, managers, employees, agents and Affiliates and successors and assigns of the foregoing (collectively, the “Buyer Indemnified Parties”) for, from and against any and all Losses actually sustained by any of such Persons following the Closing resulting from:

(a)any breach of a representation or warranty made by the Company in ARTICLE III;

(b)any breach of a representation or warranty made by such Seller in ARTICLE IV;

(c)(i) any Loss attributable to any breach of any covenant, agreement, undertaking or obligation in ARTICLE XI; (ii) all Taxes of the Company for all Pre-Closing Tax Periods; (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable or similar Law; and (iv) any and all Taxes of any Person imposed on the Company arising under the principles of transferee or successor liability or by Contract, relating to any event or transaction occurring before the Closing Date.  Notwithstanding anything herein to the contrary, any Loss in respect of Taxes shall be limited to Taxes attributable to Pre-Closing Tax Periods;

(d)any breach by the Company or such Seller of any agreement or covenant made by the Company or such Seller contained in this Agreement; and/or

(e)any claim by any Person for any brokerage or finder’s fee, commission or similar payment based upon any agreement or understanding alleged to have been made by such Person with the Company or the Sellers or representatives thereof in connection with this Agreement or any of the transactions contemplated hereby.

Section 12.2Indemnification by Buyer.  Subject to the limitations set forth in this ARTICLE XII, Buyer hereby covenants and agrees that, to the fullest extent permitted by Law, it will defend, indemnify and hold harmless the Company and the Sellers, and their respective officers, directors, managers, employees, agents and Affiliates and successors and assigns of the foregoing (collectively, the “Seller Indemnified Parties”) for, from and against any and all Losses actually sustained by any of such Persons following the Closing resulting from:

(a)any breach of a representation or warranty made by Buyer or Guarantor in ARTICLE V;

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)any breach by Buyer of any agreement or covenant made by Buyer contained in this Agreement;

(c)any claim by any Person for any brokerage or finder’s fee, commission or similar payment based upon any agreement or understanding alleged to have been made by such Person with Buyer or any Affiliate or representative thereof in connection with this Agreement or any of the transactions contemplated hereby; and/or

(d)(i) any Loss attributable to any breach of any covenant, agreement, undertaking or obligation in ARTICLE XI; (ii) all Taxes of the Company for all Post-Closing Tax Periods; (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is a member after the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable or similar Law; (iv) any and all Taxes of any Person imposed on the Company arising by Contract relating to any event or transaction occurring on or after the Closing Date; and (v) any transaction occurring on the Closing Date after the Closing outside the ordinary course of business.

Section 12.3Notice and Opportunity to Defend.

(a)Notice of Asserted Liability.  As soon as is reasonably practicable after a Buyer Indemnified Party or Seller Indemnified Party (as applicable under the circumstances, the Buyer Indemnified Party or Seller Indemnified Party, the “Indemnified Party”) becomes aware of any claim that it has under Section 12.1 or Section 12.2 that may result in a Loss (a “Liability Claim”), it will give written notice thereof (a “Claims Notice”) to either the Sellers through the Shareholders’ Representative or Buyer as may be applicable under the circumstances (as applicable under the circumstances, the Sellers or Buyer, the “Indemnifying Party”).  A Claims Notice will describe the Liability Claim in reasonable detail, and will indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party.  No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party pursuant to this Section 12.3(a) will adversely affect any of the other rights or remedies that the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party.

(b)Opportunity to Defend.  The Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of a Claims Notice from the Indemnified Party of the commencement or assertion of any Liability Claim in respect of which indemnity may be sought hereunder, to assume and conduct the defense of such Liability Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that (i) the Liability Claim solely seeks (and continues to seek) monetary damages and (ii) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party will be solely obligated to satisfy and discharge the Liability Claim (as finally determined pursuant to the provisions of this Article XII) in accordance with the limits set forth in this Agreement (the conditions set forth in clauses (i) and

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) are collectively referred to as the “Litigation Conditions”). If the Indemnifying Party does not assume the defense of a Liability Claim in accordance with this Section 12.3(b), the Indemnified Party may continue to defend the Liability Claim.  If the Indemnifying Party has assumed the defense of a Liability Claim as provided in this Section 12.3(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if (i) any of the Litigation Conditions cease to be met, or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Liability Claim, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith.  The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to participate in (but not control), at its own expense, the defense of any Liability Claim which the other is defending as provided in this Agreement.  The Indemnifying Party, if it will have assumed the defense of any Liability Claim as provided in this Agreement, will not, without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed, consent to a settlement of, or the entry of any judgment arising from, any such Liability Claim that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Liability Claim or (ii) grants any injunctive or equitable relief.  The Indemnified Party will have the right to settle any Liability Claim, the defense of which has not been assumed by the Indemnifying Party, in its discretion exercised in good faith and upon advice of counsel, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that (x) at least ten (10) days prior to any such settlement, the Indemnifying Party has given its written consent to such settlement and (y) the Liability Claim to be settled solely seeks monetary damages.

Section 12.4Survivability; Limitations.

(a)The representations and warranties of the Company and the Sellers contained in this Agreement will survive for a period ending eighteen (18) months after the Closing Date and the obligations of Sellers to indemnify the Buyer Indemnified Parties hereunder shall expire on the date that is eighteen (18) months after the Closing Date except (i) the Fundamental Representations, the representations and warranties set forth in Section 3.8 (Taxes), and Sellers’ obligations to indemnify the Buyer Indemnified Parties under Section 12.1(c) (Pre-Closing Taxes) and Section 12.1(e) (Brokers), shall expire sixty (60) days after the expiration of the applicable statute of limitations, and (ii) a breach or violation of any representation and warranty of the Company or Sellers contained in this Agreement as a result of actual fraud or willful misconduct by the Company or the Sellers (“Fraud Claims”) shall not expire (each, an “Expiration Date”).  Notwithstanding the foregoing, any Liability Claim pending on any applicable Expiration Date for which a Claims Notice has been given in accordance with Section 12.3 on or before such applicable Expiration Date may continue to be asserted and indemnified against until finally resolved. All covenants and agreements contained herein which by their terms are to be performed subsequent to the Closing Date shall survive the Closing in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate, and no Action for any breach thereof, or failure to perform any such covenant or agreement, or to recover damages or losses in respect thereof, shall survive, or be available after, the Closing.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)The Sellers will not have any liability for an individual claim or group of related claims with respect to any Losses unless and until the amount of Losses that otherwise would be payable pursuant to Section 12.1(a) or Section 12.1(b) with respect to such claim or group of related claims exceeds $10,000 (the “Mini Basket”) and then the Sellers will be liable only for the excess over the Mini-Basket, it being understood that any such individual claims or group of related claims for amounts less than the Mini-Basket shall be ignored in determining whether the Threshold Amount (as defined below) has been exceeded.  The Sellers will not have any liability for Losses arising under Section 12.1(a), Section 12.1(b) or Section 12.1(c) unless and until the aggregate of all such Losses for which indemnification is sought under Section 12.1(a), Section 12.1(b) and Section 12.1(c) exceeds $1,375,000 (the “Threshold Amount”), after which Buyer will be entitled to be fully indemnified for all Losses under Section 12.1(a), Section 12.1(b) and Section 12.1(c) exceeding the Threshold Amount.  Losses arising pursuant to (i) Section 12.1(a) with respect to a breach or violation of the Fundamental Representations, (ii) Section 12.1(e) (Brokers), or (iii) any Fraud Claims (collectively, “Excluded Claims”) will not be subject to the Mini Basket or the Threshold Amount.

(c)Notwithstanding anything to the contrary contained in this ARTICLE XII, the Sellers will not have any liability for any Losses to the extent that Losses for which indemnification is sought exceeds the amount remaining in the Indemnity Escrow Fund and the Buyer Indemnified Parties’ sole and exclusive source of indemnification shall be the Indemnity Escrow Fund, in each case except with respect to Losses arising pursuant to (i) the Excluded Claims for which Sellers’ aggregate liability and obligation to indemnify the Buyer Indemnified Parties shall be limited to the Purchase Price and (ii) ***** for which Sellers’ aggregate liability and obligation

to indemnify the Buyer Indemnified Parties shall be limited to an amount equal to $*****   minus the amount remaining under the R&W Insurance for all claims thereunder (e.g. the insurance limit minus claims paid to Buyer).

(d)Notwithstanding anything to the contrary contained in this ARTICLE XII, the Buyer Indemnified Parties shall not be entitled to seek indemnification directly from any Seller, and no Seller shall have any Liability to any Buyer Indemnified Party:

(i)unless and until (A) the Indemnity Escrow Fund has been depleted, and (B) such Buyer Indemnified Party has exhausted its, or its Affiliate’s, rights and remedies to recover under the R&W Insurance and for which Buyer shall have delivered to the Shareholders’ Representative copies of all notices submitted and received by or on behalf of such Buyer Indemnified Party regarding any such claim submitted under the R&W Insurance, including any final determinations regarding coverage for such claim, in each case to be delivered promptly upon submission or receipt of such notice, as the case may be; provided, however, that Buyer shall not be required to make claims for matters which are exclusions under the R&W Insurance, and (C) with respect to *****, the aggregate insurance limit under the R&W Insurance has been reached for all claims and the Buyer Indemnified Parties are not entitled to recover any amounts under such R&W Insurance;

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)in excess of such Seller’s Pro Rata Portion of the Losses subject to indemnification hereunder; or

(iii)for the indemnification obligations of any other Seller pursuant to Section 12.1(b).

(e)Each Indemnified Party will take and will cause their respective Affiliates to take all reasonable steps to mitigate and otherwise minimize any Loss to the maximum extent reasonably possible upon and after becoming aware of any event which would reasonably be expected to give rise to any Loss.  The Indemnified Party will use its commercially reasonable efforts to recover under any available insurance policies.

(f)For the purposes of calculating Losses, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements will be disregarded.

Section 12.5Exclusive Remedy.  Except (a) as may be required to enforce covenants or other agreements contained in this Agreement through specific performance or injunctive relief, or (b) Fraud Claims, the indemnification rights provided in this ARTICLE XII will be the sole and exclusive remedy available to the parties hereto for any and all Losses related to a breach of any of the terms, conditions, covenants, agreements, representations or warranties contained herein, or any right, claim or action arising from the transactions contemplated hereby (and each party hereby waives and releases, to the fullest extent that it may do so, any other right or remedy that may arise under any Law).

Section 12.6Treatment of Indemnification Payments.  All indemnification and similar payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, to the extent permissible under applicable Tax Law.

ARTICLE XIII.

GENERAL PROVISIONS

Section 13.1Shareholders’ Representative.

(a)By virtue of the execution of this Agreement by the Sellers, and without further action of any Seller, each Seller shall be deemed to have irrevocably constituted and appointed GSH (and by execution of this Agreement it hereby accepts such appointment) as agent and attorney-in-fact (“Shareholders’ Representative”) for and on behalf of the Sellers (in their capacity as shareholders of the Company), with full power of substitution, to act in the name, place and stead of each Seller with respect to Section 2.4 and the Escrow Agreement and the taking by the Shareholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by the Shareholders’ Representative under Section 2.4 and the Escrow Agreement (it being understood that the Sellers shall have no right to pursue any claim on behalf of any Company Indemnified Party in respect of the rights granted to Company Indemnified Parties under Section 7.1).  The power of attorney granted in this

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 13.1(a) is coupled with an interest and is irrevocable, may be delegated by the Shareholders’ Representative and shall survive the sale, transfer, merger, reorganization, bankruptcy, liquidation, dissolution, death or incapacity of each Seller.  Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time (including in the event of the death, disability or other incapacity of a Shareholders’ Representative that is an individual), and any such successor shall succeed the Shareholders’ Representative as Shareholders’ Representative hereunder.  No bond shall be required of the Shareholders’ Representative, and the Shareholders’ Representative shall receive no compensation for its services.  At any time from the Closing Date until payment of any remaining amounts in the Shareholders’ Representative Expense Fund in accordance with Section 2.4(c)(i), the amount of documented costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred by the Shareholders’ Representative in connection with the performance of its rights or obligations under this Agreement and the taking of any and all actions in connection therewith, shall be paid to the Shareholders’ Representative from the Shareholders’ Representative Expense Fund.  In connection with the performance of its rights and obligations under this Agreement and the Escrow Agreement and the taking of any and all actions in connection therewith, the Shareholders’ Representative shall not be required to expend any of the amounts held in the Shareholders’ Representative Expense Fund (though, for the avoidance of doubt, it may do so at any time and from time to time in its sole discretion) and in no event shall the Shareholders’ Representative be required to incur any costs or expenses or expend any amount in excess of amounts held in the Shareholders’ Representative Expense Fund.  Notwithstanding the foregoing, (i) the Shareholders’ Representative may retain in the Shareholders’ Representative Expense Fund, in accordance with the terms of this Agreement, any amount that the Shareholders’ Representative deems in its reasonable discretion to be necessary to satisfy any documented costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred or to be incurred by the Shareholders’ Representative in connection with the performance of its rights or obligations under this Agreement and the Escrow Agreement and the taking of any and all actions in connection therewith and (ii) to the extent that funds are no longer available in the Shareholders’ Representative Expense Fund, the Shareholders’ Representative shall have recourse against each Seller directly for such costs and expenses (it being understood that and agreed that any such recourse shall be against each Seller, severally and not jointly, in accordance with the percentage of the aggregate Purchase Price received by or attributable to such Seller as of such date).

(b)The Shareholders’ Representative shall not be liable to any Person for any act of the Shareholders’ Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement and the Escrow Agreement (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith and reasonable judgment), except to the extent any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such Person as a proximate result of the fraud or bad faith of the Shareholders’ Representative.  The Shareholders’ Representative shall not be liable for, and shall be indemnified by the Sellers for, any liability, loss, damage, penalty, or fine incurred by the Shareholders’ Representative (and any cost or expense incurred by the Shareholders’ Representative in connection therewith) arising out of or

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in connection with the acceptance or administration of its duties under this Agreement and the Escrow Agreement, except to the extent that any such liability, loss, damage, penalty, or fine, cost or expense is the proximate result of the fraud or bad faith of the Shareholders’ Representative.  The Shareholders’ Representative Expense Fund shall be available to indemnify and hold the Shareholders’ Representative harmless against any liability, loss, damage, penalty, fine, cost or expense incurred by the Shareholders’ Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement and the Escrow Agreement, except to the extent that any such liability, loss, damage, penalty, fine, cost or expense is the proximate result of the fraud or bad faith of the Shareholders’ Representative.  The Shareholders’ Representative shall be entitled to recover any out-of-pocket costs and expenses reasonably incurred by the Shareholders’ Representative in connection with actions taken by the Shareholders’ Representative pursuant to the terms of Section 2.4 or the Escrow Agreement (including the hiring of legal counsel and the incurring of legal fees and costs) from the Shareholders’ Representative Expense Fund.

(c)From and after the Closing, Buyer shall cause the Company to provide the Shareholders’ Representative with reasonable access to information about the Company and the reasonable assistance of the officers and employees of Buyer and the Company for purposes of performing its duties and exercising its rights under this Agreement, provided that the Shareholders’ Representative shall treat confidentially any nonpublic information about the Company (except in connection with the performance by the Shareholders’ Representative of its duties or the exercise of its rights under this Agreement).

(d)From and after the Closing, a decision, act, consent or instruction of the Shareholders’ Representative shall constitute a decision of all the Sellers and shall be final, binding and conclusive upon each Seller, and the Escrow Agent and Buyer may rely upon any decision, act, consent or instruction of the Shareholders’ Representative as being the decision, act, consent or instruction of each Seller.  Buyer is hereby relieved from any liability to any Person for any acts done by Buyer in accordance with any such decision, act, consent or instruction of the Shareholders’ Representative.

Section 13.2Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the negotiation and preparation of this Agreement, the performance of the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, shall be paid by the respective party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 13.3Costs and Attorneys’ Fees.  Subject to the limitations set forth herein, in the event that any action, suit or other proceeding is instituted by any party hereto against any other party hereto concerning or arising out of this Agreement, the prevailing party or parties shall recover all of such prevailing party’s or parties’ costs and reasonable attorneys’ fees incurred in connection with each and every such action, suit or other proceeding, including any and all appeals and petitions therefrom, from the non-prevailing party or parties.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 13.4Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by facsimile transmission or by electronic mail, when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(a)if to the Company (prior to the Closing), to:

AVB Inc., c/o Goode Seed Holdings, LLC
767 Third Avenue, 22nd Floor
New York, NY 10017
Facsimile: (212) 317-2827
Attn:  Daniel Bonoff
Email:  dbonoff@goodepartners.com

with a copy (which shall not constitute notice) to:

Davis Wright Tremaine LLP
1300 SW 5th Avenue, Suite 2400
Portland, Oregon 97201
Facsimile:  (503) 778-5299
Attention:  Jesse Lyon
Email:  jesselyon@dwt.com

(b)if to the Sellers, to the address below each Seller’s name on Exhibit C attached hereto, with a copy (which shall not constitute notice) to:

Davis Wright Tremaine LLP
1300 SW 5th Avenue, Suite 2400
Portland, Oregon 97201
Facsimile:  (503) 778-5299
Attention:  Jesse Lyon
Email:  jesselyon@dwt.com

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)if to Buyer or Guarantor or, if after the Closing, to the Company, to:

Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia  31757
Facsimile:  (229) 225-5426
Attention:  A. Ryals McMullian, Jr.
Email:  ryals.mcmullian@flocorp.com

with a copy (which shall not constitute notice) to:

Jones Day
1420 Peachtree Street, N.E. Suite 800
Atlanta, Georgia  30309-3053
Facsimile:  (404) 581-8330
Attention:  Sterling A. Spainhour, Jr.
Email:  sspainhour@jonesday.com

(d)if to the Shareholders’ Representative, to:

Goode Seed Holdings, LLC
767 Third Avenue, 22nd Floor
New York, NY 10017
Facsimile: (212) 317-2827
Attn:  Daniel Bonoff
Email:  dbonoff@goodepartners.com

with a copy (which shall not constitute notice) to:

Davis Wright Tremaine LLP
1300 SW 5th Avenue, Suite 2400
Portland, Oregon 97201
Facsimile:  (503) 778-5299
Attention:  Jesse Lyon
Email:  jesselyon@dwt.com

Section 13.5Public Announcements.  Unless otherwise required by applicable Law or applicable stock exchange rules and regulations, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated by this Agreement, or otherwise communicate with any news media regarding this Agreement or the transactions contemplated by this Agreement, without the prior written consent of the other parties to this Agreement.  If a public statement is required to be made pursuant to applicable Law or applicable stock exchange rules and regulations, the parties shall consult with each other, to the extent reasonably practicable, in advance as to the contents and timing thereof.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 13.6Provision Respecting Legal Representation.  Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its board members, members, partners, officers, employees and Affiliates, that Davis Wright Tremaine LLP may serve as counsel to each and any holder of Shares and their respective Affiliates (individually and collectively, the “Holder Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Davis Wright Tremaine LLP (or any successor) may serve as counsel to the Holder Group, the Shareholders’ Representative or any board member, member, partner, officer, employee or Affiliate of the Holder Group or the Shareholders’ Representative, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation, and each of the parties hereto hereby consents thereto and waives any conflict of interest or duty of confidentiality arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest or duty of confidentiality arising from such representation.

Section 13.7Interpretation.  The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.  References to Articles, Sections, Schedules or Exhibits in this Agreement, unless otherwise indicated, are references to Articles, Sections, Schedules and Exhibits of or to this Agreement.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the terms or provisions of this Agreement.  Any reference to any federal, state, county, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  For all purposes of and under this Agreement, (a) the word “including” shall be deemed to be immediately followed by the words “without limitation;” (b) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; (c) words of one gender shall be deemed to include the other gender as the context requires; (d) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits to this Agreement) and not to any particular term or provision of this Agreement, unless otherwise specified; and (e) unless otherwise defined in this Agreement, accounting terms shall have the respective meanings assigned to them in accordance with GAAP consistently applied with the Company Financial Statements.  Any amount to be paid hereunder shall be paid in United States dollars and in immediately available funds.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 13.8Severability.  In the event that any one or more of the terms or provisions contained in this Agreement or in any other certificate, instrument or other document referred to in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other such certificate, instrument or other document referred to in this Agreement, and the parties to this Agreement shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of this Agreement.  Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement.  To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

Section 13.9Entire Agreement.  This Agreement (including the Company Disclosure Schedule, the other Schedules and the Exhibits to this Agreement) and the Confidentiality Agreement constitute the entire agreement of the parties to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement, except as otherwise expressly provided in this Agreement.

Section 13.10Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement, and any purported assignment or other transfer without such consent shall be void and unenforceable.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

Section 13.11No Third-Party Beneficiaries.  Except for Section 7.1, this Agreement is for the sole benefit of the parties to this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 13.12Waivers and Amendments.  This Agreement may be amended or modified only by a written instrument executed by the Shareholders’ Representative (on behalf of the Sellers), the Company and Buyer.  Any failure of the parties to this Agreement to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver.  No delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party to this Agreement of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right,

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  Unless otherwise provided, the rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies which the parties to this Agreement may otherwise have at law or in equity.  Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.12.

Section 13.13Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State.  Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of the U.S. District Court for the District of Oregon, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such Federal court; and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Federal court.  Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 13.4.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 13.14Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (c) IT MAKES SUCH WAIVERS VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.14.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 13.15Exclusivity of Representations and Warranties.  It is the explicit intent and understanding of each of the parties to this Agreement that no party to this Agreement, nor any of their respective Affiliates, representatives or agents, is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement (as qualified by the Company Disclosure Schedule), and none of the parties to this Agreement is relying on any statement, representation or warranty, oral or written, express or implied, made by another party to this Agreement or such other party’s Affiliates, representatives or agents, except for the representations and warranties set forth in this Agreement.

Section 13.16Equitable Remedies.  Each of the parties to this Agreement acknowledges and agrees that the other parties to this Agreement would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the parties to this Agreement hereby agrees that the other parties to this Agreement shall be entitled to seek an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first party under this Agreement, and each party to this Agreement hereby agrees to waive the defense in any such suit that the other parties to this Agreement have an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.  The equitable remedies described in this Section 13.16 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this Agreement may elect to pursue.

Section 13.17Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic signature and by electronic mail or PDF), each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 13.18Time is of the Essence.  Time is of the essence with respect to the performance of this Agreement.

Section 13.19Guaranty.  In consideration of, and as an inducement to the Sellers entering into this Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Sellers the due and punctual payment and the full and complete performance and observance of all obligations of Buyer pursuant to this Agreement.  Any breach of, or other failure to perform, any representation, warranty, covenant, obligation, agreement or undertaking of Buyer shall also be deemed to be a breach or failure to perform by the Guarantor, and the Sellers and the Company shall have the right, exercisable in their sole discretion, to pursue any and all available remedies they may have arising out of any such breach or nonperformance directly against either or both of Buyer and Guarantor in the first instance.  This guarantee is a guarantee of performance and not exclusively of collection.  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BUYER:

FLOWERS BAKERIES, LLC, a Georgia limited liability company

/s/ Ryals McMullian
Name: Ryals McMullian Title: Assistant Secretary

Guarantor:

Flowers Foods, Inc., a Georgia corporation

/s/ Allen L. Shiver
Name: Allen L. Shiver Title: President and Chief Executive Officer

Signature Page to Stock Purchase Agreement

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLERS:		COMPANY:

Goode Seed Holdings, LLC, a Delaware limited liability company		AVB, Inc., an Oregon corporation

By:	/s/ Daniel R. Bonoff	By:	/s/ Daniel R. Bonoff
	Daniel R. Bonoff, President		Daniel R. Bonoff, Secretary

GOODE SEED CO-INVEST, LLC,		SHAREHOLDERS’ REPRESENTATIVE:
a Delaware limited liability company
GOODE SEED HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Daniel R. Bonoff	By:	/s/ Daniel R. Bonoff
	Daniel R. Bonoff, President		Daniel R. Bonoff, President

GLENN DAHL, TRUSTEE OF THE GLENN DAHL FAMILY TRUST, U/A/D NOVEMBER 28, 2012

By:	/s/ Glenn Dahl
Glenn Dahl, Trustee

DAVID J. DAHL, TRUSTEE OF THE DAVID DAHL FAMILY TRUST, U/A/D MAY 1, 2012

By:	/s/ David J. Dahl
David J. Dahl, Trustee

SHOBI L. DAHL, TRUSTEE OF THE SHOBI L. DAHL FAMILY TRUST, U/A/D DECEMBER 16, 2011

By:	/s/ Shobi L. Dahl
Shobi L. Dahl, Trustee

Signature Page to Stock Purchase Agreement

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A
Form of Escrow Agreement

Exhibit A

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FORM OF ESCROW AGREEMENT1

THIS ESCROW AGREEMENT dated as of [●], 2015 (this “Agreement”) by and among [BUYER], a Georgia limited liability company (“Buyer”); [SHAREHOLDERS’ REPRESENTATIVE], a Delaware limited liability company, in its capacity as authorized representative of the Sellers (as defined in the Purchase Agreement) (“GSH”); and MUFG Union Bank, N.A., a national banking association (“Escrow Agent”).

WHEREAS, Buyer and GSH (in its capacity as Shareholders’ Representative), have entered into that certain Stock Purchase Agreement dated as of August 12, 2015 by and among  Buyer, the Company, the Sellers, Guarantor and GSH (the “Purchase Agreement”);

WHEREAS, the Purchase Agreement provides that a portion of the Purchase Price shall be deposited by Buyer to be held and distributed by Escrow Agent in accordance with the terms and conditions of this Agreement;

WHEREAS, the execution and delivery of this Agreement is a condition to Buyer’s and the Sellers’ respective obligations under the Purchase Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

Section 1Appointment of Escrow Agent and Shareholders’ Representative.

(a)Buyer and GSH hereby appoint Escrow Agent to act as escrow agent in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment and upon receipt of the Escrow Funds (as defined below) in accordance with Section 4 hereof, agrees to hold, invest and disburse the Escrow Property (as defined below) in accordance with this Agreement.

(b)The Sellers have appointed GSH as the designated representative of the Sellers and have authorized GSH to take or cause to be taken all action in furtherance of the Sellers’ rights and obligations with respect to the Escrow Accounts (as defined below).

Section 2Establishment of Escrow Accounts.  Escrow Agent will open and maintain (a) one (1) escrow account to address Section 2.4 of the Purchase Agreement (the “Working Capital Escrow Account”) and (b) one (1) escrow account to address Article XII of the Purchase Agreement (the “Indemnity Escrow Account” and together with the Working Capital Escrow Account, each an “Escrow Account” and collectively, the “Escrow Accounts”), in each case on

[1]	Subject to final review of Escrow Agent.

1

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the terms and conditions set forth herein.  The Escrow Funds (as defined below) held in the Escrow Accounts will not bear interest independently of the interest, dividends and other distributions and payments that may arise from Permitted Investments (as defined below) made pursuant to Section 5 hereof.  No Escrow Funds in any one Escrow Account shall be used for the purposes of the other Escrow Account or for any other purposes other than as set forth in this Agreement, including in the event that any Escrow Funds held in another Escrow Account shall become exhausted or released.

Section 3Wire Instructions.  Wire transfer instructions for sending the Escrow Funds, as hereinafter defined, to Escrow Agent are set forth in Schedule III.

Section 4Deposits into the Escrow Accounts.

(a)On the date of this Agreement, Buyer will make a deposit with Escrow Agent in the sum of $1,000,000 in immediately available funds (the “Working Capital Escrow Funds”), which Working Capital Escrow Funds will be held by Escrow Agent under the terms and conditions set forth herein.  The Working Capital Escrow Funds, plus all interest, dividends and other distributions and payments thereon received by Escrow Agent from time to time, less any property distributed and/or disbursed in accordance with this Agreement, from time to time are collectively referred to hereinafter as the “Working Capital Escrow Property”.  Escrow Agent will have no duty to solicit delivery of the Working Capital Escrow Funds.  For purposes of this Agreement “Business Day” will mean any day MUFG Union Bank, N.A. is open for business at the address set forth herein, excluding Saturdays and Sundays.

(b)On the date of this Agreement, Buyer will make a deposit with Escrow Agent in the sum of $1,375,000 in immediately available funds (the “Indemnity Escrow Funds” and together with the Working Capital Escrow Funds, the “Escrow Funds”), which Indemnity Escrow Funds will be held by Escrow Agent under the terms and conditions set forth herein.  The Indemnity Escrow Funds, plus all interest, dividends and other distributions and payments thereon received by Escrow Agent from time to time, less any property distributed and/or disbursed in accordance with this Agreement, from time to time are collectively referred to hereinafter as the “Indemnity Escrow Property” and together with the Working Capital Escrow Property, the “Escrow Property” .  Escrow Agent will have no duty to solicit delivery of the Indemnity Escrow Funds.

(c)Each of the Escrow Funds shall be held subject to the terms and conditions set forth herein and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Escrow Agent shall not distribute or release the Escrow Funds except in accordance with the express terms and conditions of this Agreement.

2

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 5Investment of the Escrow Property.

(a)As soon as practicable after the receipt thereof, Escrow Agent will cause the Escrow Property to be invested in such Permitted Investments as defined below. With the exception of this Agreement, the parties hereto acknowledge receipt of prospectuses and/or disclosure materials associated with the selected investment vehicle(s), either through means of hardcopy or via access to the website associated with the investment selected. GSH may provide instructions changing the investment of the Escrow Property by furnishing a written direction to the Escrow Agent, provided that such investments are Permitted Investments. as GSH may specify in writing from time to time.  During the term of this Agreement, GSH will bear and retain the sole responsibility for the selection of the investments of the Escrow Property and all risks from any such investments.

(b)“Permitted Investments” will be one or more of the following:

i.

Money market funds registered under the Investment Company Act of 1940 including any fund for which Escrow Agent or an affiliate of Escrow Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian, notwithstanding that (A) Escrow Agent or an affiliate of Escrow Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are reasonable and on terms consistent with terms negotiated at arm’s length) and (B) Escrow Agent charges and collects fees and expenses for services rendered, pursuant to this Agreement;

ii.

direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; or

iii.	a certificate of deposit, deposit account or commercial paper of Escrow Agent.

(c)If Escrow Agent does not receive written instructions for the Escrow Property, the Escrow Property shall remain uninvested with no liability for interest therein.  Escrow Agent will have no obligation to cause the Escrow Property to be invested on the day of deposit if the Escrow Property or instructions are not delivered to Escrow Agent within a reasonable amount of time prior to the applicable cut-off time for any Permitted Investment.  In any event, instructions received after 10:30 a.m. Pacific Time /1:30 p.m. Eastern Time will be treated as if received on the following Business Day and the Escrow Property will be invested on such day.  Escrow Agent will have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property.  Any interest or other income received on such investment and reinvestment of the Escrow Property will become part of the Escrow Property and losses incurred on such investment and reinvestment of the Escrow Property will be

3

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reflected in the value of the Escrow Property from time to time.  Notwithstanding any other provision herein, Escrow Agent will have the power to sell or liquidate the foregoing investments whenever Escrow Agent is required to release all or any portion of the Escrow Property pursuant to this Agreement.  In no event will Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder.

Section 6Distribution of the Escrow Property; Release of Remaining Escrow Funds.

(a)Escrow Agent will hold the Escrow Property in its possession and disburse the Escrow Property or any specified portion thereof only as follows:

i.

Working Capital Escrow Funds. In the event that any Negative Adjustment Amount is required to be paid to Buyer in accordance with Section 2.4(d)(i) of the Purchase Agreement by Sellers, Buyer and GSH will deliver joint written instructions signed by an authorized person of each of Buyer and GSH as set forth on Schedule I attached hereto (such instructions, “Joint Written Instructions”, and each such authorized person, an “Authorized Representative”) to disburse all or a portion of the Working Capital Escrow Property as set forth therein (the “WC Disbursement Instruction”), and Escrow Agent shall disburse to Buyer such identified amount promptly upon, and in any event within two (2) Business Days of, Escrow Agent’s receipt of the WC Disbursement Instruction.

ii.	Indemnity Escrow Funds.
(A)

The period for making a Liability Claim against the Indemnity Escrow Fund with respect to any claims made pursuant to Article XII of the Purchase Agreement shall commence on the date hereof and shall terminate on the date that is eighteen (18) months after the date of this Agreement (or the next succeeding Business Day if such day is not a Business Day) (the “Indemnification Claim Period”). At any time during the Indemnification Claim Period, if any Buyer Indemnified Party makes a Liability Claim pursuant to the Purchase Agreement, Buyer (on behalf of such Buyer Indemnified Party) shall deliver to Escrow Agent and GSH a written notice (an “Indemnity Escrow Notice”) setting forth in reasonable detail the Liability Claim, and the amount (estimated, if necessary and to the extent feasible) of the Liability Claim by the Buyer Indemnified Party. If Escrow Agent has not received a written objection to such Liability Claim or portion thereof or the amount of such Liability Claim from GSH within thirty (30) calendar days following Escrow Agent’s receipt of such Indemnity Escrow Notice, then on the first (1st) Business Day immediately after the thirtieth (30th) day following such receipt, Escrow Agent shall release, by wire transfer to Buyer, in accordance

4

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with Schedule III, an amount of Indemnity Escrow Funds from the Indemnity Escrow Account equal to the amount of such Liability Claim.
(B)

If GSH delivers to Escrow Agent and Buyer a written objection (an “Indemnity Dispute Notice”) to any Liability Claim or portion thereof or the amount of such Liability Claim within thirty (30) calendar days following Escrow Agent’s receipt of such Indemnity Escrow Notice, then Escrow Agent shall not distribute to Buyer any portion of the Indemnity Escrow Funds in the Indemnity Escrow Account that is the subject of the Indemnity Dispute Notice until Escrow Agent receives either (x) Joint Written Instructions  authorizing the release to Buyer of the portion of the Indemnity Escrow Funds in the Indemnity Escrow Account that is agreed upon as the amount recoverable in respect of the Indemnity Dispute Notice (“Joint Written Indemnity Instruction”) or (y) a final and non-appealable order of any court of competent jurisdiction directing the release to Buyer of the portion of the Indemnity Escrow Funds in the Indemnity Escrow Account that is determined to be the amount recoverable in respect of the Indemnity Dispute Notice. Upon receipt of the Joint Written Indemnity Instruction or such final and non-appealable order, as the case may be, Escrow Agent shall release to Buyer such amount of the Indemnity Escrow Funds in the Indemnity Escrow Account in accordance with the Joint Written Indemnity Instruction or final and non-appealable order. For purposes of this Agreement, an “Indemnity Disbursement Instruction” shall be either: (AA) an Indemnity Escrow Notice  delivered to Escrow Agent for which GSH does not timely deliver an Indemnity Dispute Notice or (BB)  the Joint Written Indemnity Instruction or final and non-appealable order delivered to Escrow Agent subsequent to delivery of an Indemnity Escrow Notice and Indemnity Dispute Notice by GSH. “Indemnity Disbursement Instruction” and “WC Disbursement Instruction” are hereinafter also each referred to as a “Disbursement Instruction”.

(b)Release of Remaining Escrow Funds. Escrow Agent shall disburse the Working Capital Escrow Funds and Indemnity Escrow Funds to GSH (solely for the benefit of the Sellers), as follows:

i.

In the case of the Working Capital Escrow Funds, no later than two Business Days immediately following the payment of any Negative Adjustment Amount, if any, or such earlier time that Buyer and GSH shall deliver Joint Written Instructions to Escrow Agent, Escrow Agent shall transfer to GSH an amount equal to the Working Capital Escrow Funds plus all interest, dividends and other distributions and payments thereon received by Escrow Agent from time to time, less the Negative Adjustment Amount, if any.

5

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ii.

In the case of the Indemnity Escrow Funds, no later than the Business Day immediately following the last calendar day of the Indemnification Claim Period (the “ Indemnity Escrow Release Date”), or such earlier time that Buyer and GSH shall deliver Joint Written Instructions to Escrow Agent, Escrow Agent shall transfer to GSH an amount equal to (A) one hundred percent (100%) of the remaining Indemnity Escrow Funds plus all interest, dividends and other distributions and payments thereon received by Escrow Agent from time to time, less (B) the aggregate dollar amount claimed to be payable pursuant to any then unresolved Liability Claims for which an Indemnity Escrow Notice was delivered in accordance with the terms of this Agreement prior to the Indemnity Escrow Release Date. If any Liability Claims remain pending in whole or in part on the Indemnity Escrow Release Date, then an amount of the Indemnity Escrow Funds subject to the pending portion of the unresolved Liability Claim (but no more than such amount(s)) shall continue to be held by Escrow Agent as part of the Indemnity Escrow Funds under this Agreement.

(c)Escrow Agent will and is hereby authorized to withdraw and pay said disbursement as specified in a Disbursement Instruction.  Escrow Agent will act upon a Disbursement Instruction received pursuant to Sections 6 and 11 hereunder and will rely upon the content in the Disbursement Instruction without making further inquiry and will assume due execution thereof and the truth and correctness of any information or statement contained therein.  Further, Escrow Agent will rely upon the signature(s) thereon of an Authorized Representative regardless of by whom or by what means the actual or purported signature(s) thereon may have been affixed thereto if such signature(s) resemble the specimen on Schedule I attached hereto or as provided to Escrow Agent from time to time.  Escrow Agent will incur no liability to Buyer or GSH or otherwise for having acted in good faith in accordance with instructions on which it is authorized to rely pursuant to the provisions hereof.

(d)All payments of Escrow Property will be effected by wire transfer in immediately available funds in accordance with the instructions set forth in Schedule III of this Agreement.

(e)Buyer shall have no right to any portion of an Escrow Fund that has been properly transferred to GSH in accordance with this Section 6.

Section 7Compensation of Escrow Agent.  Escrow Agent will be entitled to receive payment from each of Buyer and GSH, fifty percent (50%) of fees, costs and expenses for all services rendered by Escrow Agent hereunder in accordance with Schedule II to this Agreement. Except as otherwise set forth in this Agreement, each of Buyer and GSH will reimburse Escrow Agent for fifty percent (50%) of all reasonable losses, liabilities, damages, disbursements, advances or expenses paid or incurred by Escrow Agent in the administration of its duties hereunder, including, but not limited to, all reasonable counsel, advisor and agent fees and disbursements, in each case as supported by invoices or other similar documentation, copies of which shall be delivered by Escrow Agent to Buyer and GSH. In the event that Escrow Agent delivers a written demand to Buyer for payment of such amounts owed hereunder and such

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

payment has not been received by Escrow Agent within sixty (60) calendar days following the date of delivery of such demand, then Escrow Agent will have a right of set off and first lien upon an Escrow Account for payment of customary fees, costs and expenses and all such losses, liabilities, damages or expenses incurred by Escrow Agent from time to time hereunder. Following such sixty (60) day period, such fees, costs and expenses will be paid from the Escrow Property to the extent not otherwise paid hereunder and Escrow Agent may sell, convey or otherwise dispose of any Escrow Property for such purpose.

Section 8Resignation or Removal.

(a)Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice sixty (60) calendar days prior to such resignation to Buyer and GSH as provided in this Section.  Buyer and GSH may remove Escrow Agent at any time (with or without cause) by giving written notice signed by the proper party’s Authorized Representative at least thirty (30) calendar days prior to such removal to Escrow Agent.  Following such resignation or removal, a successor Escrow Agent will be appointed by Buyer and GSH, who will provide written notice of such to the resigning or removed Escrow Agent.  Such successor Escrow Agent will become Escrow Agent hereunder, and all Escrow Property will be transferred to it upon the resignation or removal date specified in such notice.  If Buyer and GSH are unable to appoint a successor Escrow Agent within thirty (30) calendar days after such notice, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief.  The costs and expenses (including but not limited to its attorney fees and expenses) incurred by Escrow Agent in connection with such proceeding will be paid jointly and severally by Buyer and GSH.  On the resignation/removal date and after receipt of the identity of the successor Escrow Agent, Escrow Agent will either deliver and/or disburse the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent.  Upon its resignation or removal and delivery and/or disbursement of the Escrow Property in its entirety as set forth in this Section, Escrow Agent will be discharged of and from any and all future obligations arising in connection with the Escrow Property or this Agreement.

(b)If GSH resigns or is removed in its capacity as Shareholders’ Representative for the Sellers, the Sellers will notify Escrow Agent in writing of the successor.

Section 9Indemnification of Escrow Agent.  Except with respect to Section 7, Buyer and GSH jointly and severally agree to indemnify and hold Escrow Agent harmless against any and all liabilities, losses, claims, damages or expenses, including reasonable attorney’s fees, that Escrow Agent may incur by reason of or based upon its actions under this Agreement (“Losses”) other than as a result of the gross negligence or willful misconduct of Escrow Agent.

Section 10Rights, Duties and Immunities of Escrow Agent.  Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree will govern and control the rights, duties and immunities of Escrow Agent.

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)General Duties.  The duties and obligations of Escrow Agent will be determined solely by the express provisions of this Agreement and Escrow Agent will not be liable except for the performance of such duties and obligations. Escrow Agent is not a party to, and is not bound by, or required to comply with any agreement or other document out of which this Agreement may arise. Escrow Agent will not be required to inquire as to the performance or observance of any duty, obligation, term or condition under any other agreements or arrangements between Buyer and GSH, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.  Escrow Agent will not be under any liability to either party hereto by reason of any failure on the part of Buyer, GSH or any maker, guarantor, endorser or other signatory of any document or any other third party to perform, such party’s obligations under any such document.  Except for amendments to this Agreement referred to herein, and except for notifications or instructions to Escrow Agent under this Agreement and as otherwise stated herein, Escrow Agent will not be obliged to recognize or be chargeable with knowledge of any of the terms or conditions of any agreement between Buyer and GSH.  Escrow Agent will not be liable for the accuracy of any calculations or the sufficiency of any funds for any purpose. The Escrow Agent may establish additional accounts or subaccounts within the Escrow Fund as the Escrow Agent shall deem necessary and prudent in furtherance of its duties under this Agreement upon written notification to Buyer and GSH. Escrow Agent further agrees that all property held by Escrow Agent under this Agreement shall be segregated from all other property held by Escrow Agent and shall be identified as being held in connection with this Agreement.  Segregation may be accomplished by appropriate identification on the books and records of Escrow Agent.  Escrow Agent agrees that its documents and records with respect to the transactions contemplated by this Agreement shall be available for examination by Authorized Representatives of Buyer and GSH.

(b)Escrow Agent Funds.  Escrow Agent will not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(c)Validity of Communications to Escrow Agent.  Except for comparisons with the signature specimen provided by the parties in Schedule I, Escrow Agent will not have any responsibility to determine the authenticity or validity of any notice, direction, instruction, instrument, document or other items delivered to it by any party, or for the identity, authority or rights of persons executing or delivering any such notice, direction, instruction, instrument, document, or other items delivered to it by such party or parties. Escrow Agent is authorized to comply with and rely upon any notice, direction, instruction or other communication believed by it in good faith to have been sent or given by Buyer and/or GSH and will be fully protected in acting in accordance with such written direction or instructions given to it under, or pursuant to, this Agreement, in each case, absent actual knowledge that such notice, direction, instruction or other communication is not genuine or so signed or sent or that such statements have been withdrawn, modified or superseded.

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)No Fiduciary Relationship.  This Agreement will not be deemed to create a fiduciary relationship among the parties hereto under state or federal law.

(e)Judicial, Regulatory or Governmental Acts.  If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or any other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent will not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(f)Liability.  Escrow Agent will not be liable for any action taken or omitted or for any loss or damage resulting from its actions or its performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part.  In no event will Escrow Agent be liable (i) for acting in accordance with or relying upon any instructions on which it is authorized to rely pursuant to the provisions hereof, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, designees, subagents or subcustodians who are appointed with due care, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of loss.

(g)Ambiguity or Disputes.  In the event of any ambiguity or uncertainty hereunder or in any notice or other communication received by Escrow Agent hereunder, Escrow Agent is hereby authorized by Buyer and GSH to refrain from taking any action other than to retain possession of the Escrow Property, unless Escrow Agent receives Joint Written Instructions which eliminates such ambiguity or uncertainty.

(h)Legal Counsel.  Escrow Agent may consult with legal counsel of its own choosing, at the expense of Buyer, as to any matter relating to this Agreement and Escrow Agent will incur no liability and will be fully protected in respect of any action taken, omitted or suffered by it in accordance with the advice or opinion of such counsel so long as Escrow Agent shall have acted in good faith and such act or omission does not constitute gross negligence or willful misconduct.

(i)Conflicting Liability Claim.  In the event of any dispute or conflicting claim with respect to the payment, ownership or right of possession of an Escrow Account or Escrow Property, Escrow Agent will be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions.  Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its own gross negligence or willful misconduct, all or any part of the Escrow Property until such dispute will have been settled either by mutual agreement of the parties concerned or by final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America (as notified to Escrow

9

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agent in writing by the parties to the dispute or their Authorized  Representatives and setting forth the resolution of the dispute).  Escrow Agent will be under no duty whatsoever to institute, defend or partake in such proceedings.  The rights of Escrow Agent under this paragraph are in addition to all other rights which it may have by law or otherwise including, without limitation, the right to file an action in interpleader.

(j)Force Majeure.  Escrow Agent will not incur liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, natural catastrophes, civil or military disturbances, loss or malfunctions of utilities, any act of God or war, terrorism or the unavailability of the Federal Reserve Bank or other wire or communication facility); it being understood that Escrow Agent shall use commercially reasonable efforts to resume performance as soon as reasonably practicable under the circumstances.

(k)Electronic Communication.  When Escrow Agent acts on any communication (including, but not limited to, communication with respect to the delivery of securities or the wire transfer of funds) sent by electronic transmission,  Escrow Agent, absent gross negligence or willful misconduct, will not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise).  Escrow Agent, absent gross negligence or willful misconduct, will not be liable for any losses, costs or expenses arising directly or indirectly from Escrow Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  Buyer or GSH, as the case may be, agrees to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to Escrow Agent, absent Escrow Agent’s gross negligence or willful misconduct, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(l)Statements.  Escrow Agent will furnish Buyer and GSH monthly cash transaction statements which include detail for all investment transactions effected by Escrow Agent or brokers selected by GSH or any investment advisor. Upon GSH’s election, such statements will be delivered via Escrow Agent’s Online Trust and Custody service, provided that GSH delivers written notice to Buyer of such election, and upon electing such service, paper statements will be provided only upon request.  Statements will be deemed to be correct and final upon receipt thereof by Buyer and GSH unless Buyer or GSH notifies Escrow Agent in writing to the contrary within thirty (30) Business Days of the date of such statement.  Buyer and GSH agree and acknowledge that they will be deemed to have been “furnished”, “delivered” and/or “in receipt”   of a statement at the earlier of the time that: (a) Escrow Agent makes it available for pick-up by Buyer or GSH; (b) five (5) calendar days after it is mailed to Buyer or GSH via U.S. Postal Service; (c) Buyer or GSH actually receives it; or (d) Escrow Agent makes it available via electronic means.  Also, for purposes of this Agreement, the words “available for pick-up” includes, but is not limited to, statements returned to the Escrow Agent as a result of a bad mailing address.  In the event of returned statements due to error outside of Escrow Agent, Buyer

10

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and GSH agree that: (a) Escrow Agent may print and hold all future statements for pick up until the mailing address is properly updated in the records of Escrow Agent; (b)  returned and held statements will be held by the Escrow Agent for pick-up for thirty (30) calendar days from the date of receipt by Escrow Agent of the returned statement and/or date the statement was generated by Escrow Agent; and (c)  Escrow Agent is authorized to destroy returned and held paper statements after sixty (60) calendar days have elapsed from the date of receipt by Escrow Agent of the returned statement and/or date the statement was generated by Escrow Agent. Buyer and GSH agree that their obligation to review statements within the required time frame is not excused in the event Escrow Agent holds and/or destroys any returned or held paper statement pursuant to this Agreement. Buyer and GSH waive the right to receive brokerage confirmations of security transactions effected by Escrow Agent as they occur, to the extent permitted by applicable law.  Buyer and GSH further understand that trade confirmations for securities transactions effected by Escrow Agent will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.

(m)Degree of Care.  Escrow Agent will not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than (but shall give at least the same degree of care that) it gives property held by it in similar transactions.

(n)Confidentiality.  All non-public information and advice furnished by any party to Escrow Agent shall be treated as confidential and will not be disclosed to third parties unless required by applicable law, except that Escrow Agent may disclose any information required to be disclosed to any government regulator of Escrow Agent or its affiliates.

Section 11Notices.  All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement must be in writing, signed by the proper party’s Authorized Representative and shall be deemed to have been given when: (i) by personal delivery, (ii) by overnight delivery by a recognized courier or delivery service, one (1) calendar day after deposit, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, three (3) calendar days after being mailed or (iv) by electronic transmission, which includes fax machine, email with an imaged or scanned attachment (such as a .pdf) or other similar electronic transmission, upon confirmation of receipt; and become effective when delivered to the addresses noted below or such other address as may be substituted therefor by written notification by the proper party’s Authorized Representative.

If to Buyer, to:

Company Name:
Address
City, State
Facsimile:
Attention:
Email:

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with a copy (which shall not constitute notice) to:

Jones Day
1420 Peachtree Street, N.E. Suite 800
Atlanta, Georgia  30309-3053
Facsimile:     (404) 581-8330
Attention:     Sterling A. Spainhour, Jr.
Email:           sspainhour@jonesday.com

If to GSH, to:

Company Name:
Address
City, State
Facsimile:
Attention:
Email:

with a copy (which shall not constitute notice) to:

Davis Wright Tremaine LLP
1300 SW 5th Avenue, Suite 2400
Portland, Oregon  97201
Facsimile:     (503) 778-5299
Attention:      Jesse Lyon
Email:            jesselyon@dwt.com

If to Escrow Agent, to:

MUFG Union Bank, N.A.
Company Name:
Address
City, State
Attention:  Corporate Trust Dept.
Email:
Phone:
Facsimile:

With a copy (which shall not constitute notice) to:

Accountadministration-corporatetrust@unionbank.com and
CashControlGroup-LosAngeles@unionbank.com

In the event Escrow Agent receives notices or information other than as required by this Agreement, Escrow Agent will disregard such information.

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 12Wiring Instructions.  In the event fund transfer instructions are given other than as set forth on Schedule III attached hereto, such instructions must be communicated to Escrow Agent in a writing delivered pursuant to Section 11.  Escrow Agent will seek confirmation of such instructions by same-day telephone call-back to an Authorized Representative when the wire instructions are not listed on Schedule III, and Escrow Agent will rely upon the confirmations of anyone purporting to be the Authorized Representative so designated.  Escrow Agent and the beneficiary’s bank with respect to any funds transfer will rely solely upon any account numbers or similar identifying numbers provided by Buyer and GSH to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

Should either or both of Buyer or GSH propose to direct or direct Escrow Agent to make a payment to any other party, including a foreign financial institution (as defined in section 1471(d)(4) of the Internal Revenue Code) or a non-financial foreign entity (as defined in section 1472(d) of the Internal Revenue Code), then Buyer or GSH shall provide Escrow Agent with each certification described in subparagraph (ii) of Section 21(a).

Without assuming any responsibility to make any such determination, if Escrow Agent determines that any withholding (as provided in Section 21) applies to any fund transfer based on the withholding certificates (or lack thereof) or other information that Escrow Agent obtains or has in its possession, Escrow Agent shall withhold the taxes as applicable and shall not be obligated to increase any amount transferred or otherwise compensate the transfer’s recipient for any amounts withheld.

Section 13Termination.  This Agreement will terminate on the earlier of the date on which all the Escrow Property has been disbursed or returned pursuant to Section 6 or Section 8 of this Agreement or Joint Written Instructions.

Section 14Continuing Obligations.  The obligations under Sections 6, 7, 8, 9, 10, 15, 18, 19, 20, 21, 22 and 23 hereof will survive the resignation or removal of Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

Section 15Inconsistent Provisions.  Buyer and GSH agree that to the extent that the provisions of any other agreement relating to the Escrow Property are inconsistent with the terms of this Agreement, the terms of this Agreement will control.

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 16Counterparts.  This Agreement and any amendments hereto may be executed in any number of counterparts each of which will be deemed to be an original, and all of which together will constitute but one and the same instrument.  Executed copies of this Agreement and any amendments hereto delivered pursuant to Section 11 above will be as effective as an original to bind the parties.

Section 17Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.

Section 18Authorized Representative.  Buyer and GSH hereby identify to Escrow Agent the officers, employees or agents designated on Schedule I attached hereto as an Authorized Representative with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent.  Such Schedule I may be amended and updated by written notice to Escrow Agent with a copy to the other party to this Agreement, provided that failure to furnish such copy to any other party will not affect the validity of such notice to Escrow Agent.  Escrow Agent will be entitled to rely on such original or amended Schedule I with respect to any party until a new Schedule I is furnished by such party to Escrow Agent.

Section 19Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.  Escrow Agent will not be deemed to be transacting banking or trust businesses or otherwise doing business in the State of Delaware for any purpose whatsoever solely by virtue of the choice of Delaware law to govern the terms of this Agreement.

Section 20Jurisdiction.  Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement will be brought before the jurisdiction of the U.S. District Court for the District of Oregon.  Each party hereto further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for herein.  Each party hereto hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on improper venue or forum non conveniens or any similar basis.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Section 21Tax Matters.

(a)Withholding Forms.  (i) Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Buyer will pay or reimburse Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and will indemnify and hold harmless Escrow Agent from any amounts that it is obligated to pay in the way of such

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CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

taxes.  The Escrow Agent shall be entitled to deduct and withhold from any payments of income from the Escrow Accounts such amounts as are required to be deducted and withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder. Buyer and GSH each agrees to provide, and GSH agrees to provide on behalf of each Seller listed on Schedule III, the appropriate IRS Forms W-8 or W-9 to Escrow Agent, duly completed and signed by each such person or its Authorized Representative.  Buyer and GSH acknowledge that failure to provide such forms may prevent or delay disbursement of the Escrow Property hereunder.  Each of Buyer and GSH agrees to submit or provide a new IRS Form W-8 or W-9 (as the case may be) should the jurisdiction of the relevant person’s domicile or residence change or any other change in circumstances make the originally provided form inaccurate during the term of this Agreement.

(ii)Additionally, if either or both of Buyer or GSH propose to direct or direct Escrow Agent to make a payment to any person other than such party or a Seller listed on Schedule III, including a “foreign financial institution” (as defined in Code section 1471(d)(4)) or a “non-financial foreign entity” (as defined in Code section 1472(d)) then Buyer or GSH shall provide Escrow Agent with a certification in form and substance reasonably satisfactory to Escrow Agent that it has obtained valid documentation sufficient to determine the status of the payee for purposes of Chapter 3 (Code sections 1441-1464) and Chapter 4 (Code sections 1471-1474 (“FATCA”)) of the Code and that any payment to the payee is not subject to Chapter 3 or Chapter 4 (FATCA) withholding.

(iii)If Escrow Agent does not receive either an IRS Form W-8 or Form W-9 required by subparagraph (i) of this Section 21(a) or each certification required by subparagraph (ii) of this Section 21(a) from Buyer and/or GSH regarding the payee of any payment made hereunder, then Escrow Agent shall treat the payee as a foreign financial institution.

(b)Tax Reporting.  Escrow Agent will report payments of income from the Escrow Accounts to Buyer, GSH and the Sellers as required by the Code and the Treasury Regulations thereunder, by providing the applicable IRS Form 1099 or Form 1042-S.  Escrow Agent will not provide IRS Forms 1099 or Forms 1042-S to any payee other than Buyer, GSH and the Sellers listed on Schedule III.

(c)Tax Owner(s) of Income.  For U.S. federal and applicable state income tax purposes, during the period in which the Escrow Property is held by Escrow Agent, Buyer shall be treated as the owner of the Escrow Accounts and all interest accrued to the Escrow Accounts, or income otherwise earned with respect to the Escrow Property, will be treated as earned by Buyer.

(d)Withholding.  Escrow Agent will withhold any taxes as and to the extent required by Chapter 3 or Chapter 4 (FATCA) or any other applicable provision of the Code and the Treasury Regulations thereunder.  Any transfer of funds or payment to any person pursuant to this Agreement, will be made net of any taxes required to be withheld pursuant to Chapter 3, Chapter 4 (FATCA), or other applicable U.S. withholding taxes.  Escrow Agent will not be required to increase any payment in respect of which it withholds U.S. taxes or otherwise

15

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

compensate the recipient of the payment for any amount so withheld. Each of Buyer and GSH agrees to provide Escrow Agent with information sufficient to identify the type of payment, the portion of such payment allocated to each payee and a certification of the Chapter 3 and Chapter 4 (FATCA) status of each payee and whether any U.S. withholding taxes (including but not limited to Chapter 3 and Chapter 4 (FATCA) withholding taxes) apply to payments being made to any such payee.  Buyer and GSH have the primary responsibility to determine the validity of IRS Forms W-8 and W-9 obtained from each payee and any applicable withholding tax consequence thereto. Notwithstanding any identification by Buyer or GSH of the type of payment or the rate of withholding applicable thereto, if Escrow Agent determines in its reasonable discretion that the payment is subject to U.S. withholding taxes, Escrow Agent will withhold the applicable tax.

Section 22USA PATRIOT Act.  Buyer and GSH will provide to Escrow Agent such information as Escrow Agent may reasonably require to permit Escrow Agent to comply with its obligations under the federal USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001) and any other law, statute, regulation or regulation relating to prohibited practices.  Escrow Agent will not credit any amount of the Escrow Fund or any interest or investment proceeds earned thereon, or make any payment of all or a portion of the Escrow Fund or any interest or investment proceeds earned thereon, to any person unless and until such person has provided to Escrow Agent such documents as Escrow Agent may require to permit Escrow Agent to comply with its obligations under such Act or any other such law, statute, regulation or regulation.

Section 23Miscellaneous.

(a)The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of any additional rights or remedies.  The waiver of any right or remedy hereunder will not preclude the subsequent exercise of such right or remedy.

(b)This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and will not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

(c)Each party hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the parties hereto does not and will not violate any applicable law or regulation.

(d)The headings contained in this Agreement are for convenience of reference only and will have no effect on the interpretation or operation hereof.

16

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by the proper party’s Authorized Representative and Escrow Agent, and no waiver of any provision hereof will be effective unless expressed in a writing signed by the proper party’s Authorized Representative and Escrow Agent.

(f)No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

(g)Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Escrow Agent will be a party, or any entity succeeding to all or substantially all of the corporate trust business of Escrow Agent will be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

[Signature Page to Follow]

17

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Buyer:

By:
Name:
Title:

GSH

By:
Name:
Title:

MUFG UNION BANK, N.A.
as Escrow Agent

By:
Name:
Title:

[Signature Page to Escrow Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE I

Escrow Account Signing Authority

Authorized Representative(s) of Buyer2

Signature:	Signature:
Print:	Print:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

Certification:  The undersigned certifies that each of the individuals listed above is an authorized representative of Buyer with respect to any instruction or other action to be taken in connection with the Escrow Agreement and MUFG Union Bank, N.A. will be entitled to rely on such list until a new list is furnished to MUFG Union Bank, N.A.  The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:	**
Name:
Its:
Date:

** To be signed by corporate secretary/assistant secretary or other authorized officer, manager or authorized officer of manager not named above.  When the secretary, or other authorized officer, manager or authorized officer of manager, is among those authorized above, there must be an additional verifying signature space provided below.  For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature:
Name:
Its:
Date:

[2]	Signature specimen must be on the same page as the certification signatures. Counterparts will not be accepted.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Escrow Account Signing Authority (continued)

Authorized Representative(s) of GSH

Signature:	Signature:
Print:	Print:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

Certification:  The undersigned certifies that each of the individuals listed above is an authorized representative of GSH with respect to any instruction or other action to be taken in connection with the Escrow Agreement and MUFG Union Bank, N.A. will be entitled to rely on such list until a new list is furnished to MUFG Union Bank, N.A.  The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:	**
Name:
Its:
Date:

** To be signed by corporate secretary/assistant secretary or other authorized officer, manager or authorized officer of manager not named above.  When the secretary, or other authorized officer, manager or authorized officer of manager, is among those authorized above, there must be an additional verifying signature space provided below.  For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature:	**
Name:
Its:
Date:

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule II

ESCROW AGENT COMPENSATION

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE III

Wire Instructions:

If to Buyer:

ABA No.:
Bank Name:
Account No.:
Account Name:
Reference:

If to GSH:

Seller:
ABA No.:
Bank Name:
Account No.:
Account Name:
Reference:
Percentage of aggregate funds wired to GSH to be delivered to Seller:

Seller:
ABA No.:
Bank Name:
Account No.:
Account Name:
Reference:
Percentage of aggregate funds wired to GSH to be delivered to Seller:

Seller:
ABA No.:
Bank Name:
Account No.:
Account Name:
Reference:
Percentage of aggregate funds wired to GSH to be delivered to Seller:

Seller:
ABA No.:
Bank Name:
Account No.:
Account Name:
Reference:
Percentage of aggregate funds wired to GSH to be delivered to Seller:

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Seller:
ABA No.:
Bank Name:
Account No.:
Account Name:
Reference:
Percentage of aggregate funds wired to GSH to be delivered to Seller:

If to Escrow Agent:

ABA:122000496
Bank Name:MUFG Union Bank, N.A.
Account No.:37130196431
Account Name:TRUSDG
For Further Credit:[to be provided]
Attention:[________________]

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B
Form of Optionholder Pay-Off Agreement

Exhibit B

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FORM OF OPTIONHOLDER PAY-OFF AGREEMENT

This Optionholder Pay-Off Agreement (this “Agreement”) is made and entered into as of [●], 2015 by and between AVB, Inc., an Oregon corporation (the “Company”), and the undersigned holder of options to purchase common stock of the Company (“Optionholder”). The Company and Optionholder are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”  Capitalized terms used but not defined in this Agreement will have the meanings assigned to them in that certain Stock Purchase Agreement dated as of August 12, 2015 by and among the Company, Flowers Bakeries, LLC, Flowers Foods, Inc., and the other parties thereto (the “Purchase Agreement”).

BACKGROUND

A. Optionholder has previously received stock options under the Company Benefit Plan (the “Plan”), and as of the date of this Agreement holds options to purchase that certain number of shares (the “Shares”) of the Company’s common stock (the “Options”), as set forth in Exhibit A attached hereto.

B. In connection with the Company entering into the Purchase Agreement, the Company will be accelerating the vesting of the Options (to the extent not yet fully vested), and immediately prior to the Closing of the transaction contemplated by the Purchase Agreement (the “Sale Transaction”), cancel the Options in exchange for a payment to Optionholder representing the amount that Optionholder would have received upon complete exercise of the Options followed by a sale of the resulting Shares in the Sale Transaction.

C. The Parties desire to enter into this Agreement to acknowledge and confirm the cancellation of the Options in consideration for the payment described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective commitments contained in this Agreement, the Parties agree as follows:

1.	Termination of Options.

Subject to the terms and conditions of this Agreement, Optionholder hereby irrevocably agrees that he or she will not exercise any Options prior to the Closing, and the Options possessed by Optionholder, effective as of the Closing Date, will be cancelled and terminated in exchange for the right to receive from the Company the payment described in Section 2.1.

2.	Payments.

2.1.Payments. As of the Closing Date, each of the Options will be irrevocably cancelled and terminated (without issuance of any Shares on account of such Options) and the Company will pay Optionholder an amount equal to: (a) the aggregate fair market value of a Share (using the value utilized for purposes of the Sale Transaction) multiplied by the number of Shares covered by the Options, less (b) the aggregate exercise price associated with the Options, less (c) applicable withholding taxes (the aggregate amount to be paid for all of the Options is referred to as the “Payment Amount”) and as further set forth in Exhibit A attached hereto.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2.Payment Date. The Payment Amount will be paid to Optionholder in cash, in a lump-sum, no later than the Closing Date.

2.3.Tax Withholding. At the time Optionholder is paid the Payment Amount, Optionholder acknowledges that Company will withhold from the Payment Amount any amounts required by Law and otherwise authorizes tax withholding (from payroll, if applicable) and any other amounts payable to Optionholder, and Optionholder otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with the Payment Amount.

3.	Termination.

This Agreement will automatically terminate and be of no further force or effect in the event the Purchase Agreement is terminated prior to the Closing pursuant to Section 10.1 thereof.

4.	Representations and Warranties of Optionholder.

Optionholder hereby represents and warrants to Company as of the date of this Agreement and as of the Closing Date, as follows:

4.1.No Other Equity Rights; Waiver. Optionholder acknowledges and agrees that receipt of the Payment Amount in accordance with the terms and conditions of this Agreement fully satisfies any and all obligations to Optionholder with respect to the Options, and Optionholder holds no other options or rights to purchase capital stock or other equity interests in the Company or under any plan, award, grant, agreement or understanding.

4.2.Enforceability. Optionholder has the authority to enter into this Agreement and to carry out his or her obligations hereunder, and this Agreement has been duly executed by Optionholder and (assuming the due authorization, execution and delivery of this Agreement by the Company) constitutes his or her valid and binding obligation, enforceable against Optionholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

4.3.No Conflicts. The execution, delivery and performance of this Agreement by Optionholder do not, and will not: (a) to the best of his or her knowledge, violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority; or (b) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Optionholder is a party or by which he or she is bound.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.4.Transfer. The Options have not been transferred, encumbered or assigned by Optionholder to any person and Optionholder has not entered into any agreement to transfer, encumber or assign such Options to any person.

5.Prohibition on Transfer.

Optionholder hereby covenants and agrees that he or she will not sell, assign, transfer, pledge, hypothecate or otherwise encumber any of the Options and/or Optionholder’s rights under this Agreement. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance in violation of this Section 5 will be void.

6.Release.

6.1.General Release. If the Closing occurs, effective as of the Closing Date, Optionholder hereby releases the Company and its past, present and future predecessors, successors, assignees, officers, directors, members, managers, employees, attorneys, agents, and other affiliates (collectively, the “Releasees”), from any claims, actions or liabilities arising from or which may hereafter arise from acts or omissions occurring prior to the Closing Date, including, without limitation, any claims arising from or with respect to Optionholder’s ownership or purported ownership of any securities of the Company or from Optionholder’s employment by or, if applicable, termination from the Company (collectively, the “Claims”), provided that the Claims specifically exclude: (a) Optionholder’s rights and remedies with respect to this Agreement; (b) claims, actions or liabilities related to the right of Optionholder to receive current earned and accrued but unpaid compensation, or un-reimbursed business expenses or other employment benefits payable under the terms of a written Company policy, plan or arrangement; and (c) Optionholder’s rights relating to any and all issued and outstanding Shares held by Optionholder immediately prior to the Closing, excluding Shares on account of Options exercised prior to the date of this Agreement, if any. It is Optionholder’s intention that this release will be effective as a full and final accord and satisfaction and release of each and every Claim. Optionholder acknowledges that he or she may hereafter discover facts in addition to or different from those which Optionholder now knows or believes to be true with respect to the release contained in this Section 6.1. Nevertheless, Optionholder agrees that he or she intends by this release to fully, finally and forever settle and release the Claims, and this release will be and remain in effect as a full and complete release of the Claims notwithstanding the discovery or existence of any such additional or different fact or facts. Optionholder represents and warrants that Optionholder has not assigned or otherwise transferred any interest in any Claim that Optionholder may have against the Releasees and agrees to indemnify and hold harmless the Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any Claims.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.2.Payment Amount. Upon acceptance of the Payment Amount, Optionholder will be deemed to have accepted all aspects of the calculation of the Payment Amount and any other matter associated therewith and unconditionally released and discharged the Company, its affiliates, any and all of its and their respective past and present shareholders, directors, officers, employees, agents and representatives and any and all of its and their respective successors and assigns from any and all claims in connection with, or in any manner related to or arising under, the Payment Amount.

6.3.California Civil Code Section 1542 Notice. In connection with Sections 6.1 and 6.2, the undersigned: (a) represents, warrants and acknowledges that the undersigned has been fully advised of the contents of Section 1542 of the Civil Code of the State of California; and (b) hereby expressly waives the benefits thereof and any rights that the undersigned may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

7.Third Party Beneficiaries.

Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person or entity other than the Parties and their successors or permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person or entity being deemed a third party beneficiary of this Agreement. Notwithstanding the foregoing, each Releasee is an express third party beneficiary of Section 6.

8.Tax Matters

Optionholder acknowledges and represents that: (a) the Company has not made any representations regarding the income tax treatment of the Payment Amount described above in Section 2.1; and (b) except for withholding, reporting and payment of FICA taxes and federal, state and local income tax withholdings, Optionholder is responsible for reporting and paying any taxes associated with those payments under relevant law. Optionholder agrees to indemnify and hold the Company harmless for any taxes, penalties, interest and legal fees incurred by the Company as a result of not withholding federal, state and local income taxes and/or FICA taxes on the Payment Amount. Optionholder agrees and acknowledges that he or she has been advised by the Company to consult his or her own tax advisor regarding the federal, state, local and foreign tax consequences of the receipt of the Payment Amount.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.General Provisions.

9.1.Notices. All notices and other communications hereunder will be in writing and will be deemed duly given: (a) on the date of delivery if delivered personally and/or by messenger service; (b) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile; or (c) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder will be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

AVB, Inc. c/o Goode Seed Holdings, LLC

767 Third Avenue, 22nd Floor

New York, NY 10017

Attention: Daniel Bonoff

Facsimile: (212) 317-2827

If to Optionholder, to the address set forth alongside Optionholder’s signature below or to such other representative or at such other address of a Party as such Party may furnish to the other Party in writing.

9.2.Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and Optionholder or in the case of a waiver, by the Party waiving compliance. Any waiver by any Party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

9.3.Assignment; Successors in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties, whether by operation of law or otherwise, unless the Parties provide written consent to such assignment. Any assignment in violation of the foregoing will be null and void. This Agreement will be binding on and will inure to the benefit of the successors and permitted assigns of the Parties.

9.4.Interpretation; Construction. The section headings contained in this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement. References herein to a party or other person include their respective successors and assigns. The words “include,” “includes” and “including” when used herein will be deemed to be followed by the phrase “without limitation” unless such phrase

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

otherwise appears. Unless the context otherwise requires, references herein to Sections will be deemed references to Sections of this Agreement. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

9.5.Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Oregon, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the Parties irrevocably consents to the jurisdiction and venue of any Oregon state court or any court of the United States located in Portland, Oregon in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby and consents to service being made through the notice procedures set forth in Section 9.1.

9.6.Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.7.Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8.Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Facsimiles, or other electronic transmissions (e.g., PDFs), of signatures will be deemed to be originals.

9.9.Integration. This Agreement (and any additional documents executed pursuant to this Agreement) supersedes all negotiations, agreements and understandings between the Parties with respect to the subject matter of this Agreement and constitutes the entire agreement between the Parties.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.10.Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder will cause irreparable injury to the other Party.

9.11.Capacity in which Agreement is Executed. Optionholder acknowledges and agrees that, by executing this Agreement, Optionholder is agreeing to the terms and conditions of this Agreement with respect to all the Options held by Optionholder.

9.12.Further Assurances. At any time and from time to time, at the reasonable request of the Company and without further consideration, Optionholder will execute and deliver such documents and take such actions as necessary to effectuate the transactions contemplated hereby.

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Optionholder Pay-Off Agreement to be duly executed, as of the date first written above.

COMPANY:

AVB, INC.

By:
Name:
Title:

OPTIONHOLDER:

Address:
Signature:

Printed Name:

SIGNATURE OF SPOUSE (IF OPTIONHOLDER RESIDES IN ANY COMMUNITY PROPERTY STATE, INCLUDING WASHINGTON OR CALIFORNIA)

Signature:

Printed Name:

Date:

{Signature Page to Equity Rights Termination Agreement}

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

Date of Option Agreement(s)	Number of Options Granted for Shares	Exercise Price	Number of Options Previously Exercised	Number of Outstanding Options	Total Number of Vested Outstanding Options	Aggregate Payment Amount in Exchange for Options

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C
Seller Notice Information

GOODE SEED HOLDINGS, LLC

767 Third Avenue, 22nd Floor
New York, NY 10017
Facsimile:  (212) 317-2827
Attention:  Daniel Bonoff

GOODE SEED CO-INVEST, LLC

767 Third Avenue, 22nd Floor
New York, NY 10017
Facsimile:  (212) 317-2827
Attention:  Daniel Bonoff

GLENN DAHL FAMILY TRUST, U/A/D NOVEMBER 28, 2012

5100 NW 137th Ave
Portland OR 97229
Facsimile: N/A
Attention: Glenn Dahl

DAVID DAHL FAMILY TRUST, U/A/D MAY 1, 2012

SE Premier Ct
Milwaukie, OR 97267
Facsimile: N/A
Attention:  David Dahl

SHOBI L. DAHL FAMILY TRUST, U/A/D DECEMBER 16, 2011

1682 SE Waverly Dr.
Milwaukie, OR 97222
Facsimile: N/A
Attention:  Shobi Dahl

Exhibit C

CONFIDENTIAL TREATMENT REQUESTED BY FLOWERS FOODS, INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.